UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12
ELASTIC N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ELASTIC N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT KEIZERSGRACHT 281, 1016 ED AMSTERDAM, THE NETHERLANDS ON OCTOBER 21, 2020
To the Shareholders of Elastic N.V.:
Notice is hereby given that an Annual General Meeting of Shareholders (the “Annual Meeting”) of Elastic N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company,” “Elastic,” or “we”), will be held on October 21, 2020, at 5:00 PM, Central European Summer Time (“CEST”), at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands, for the following purposes:
I.Opening and announcements
II.Overview of the Company’s business, financial situation and sustainability
III.Election of Jonathan Chadwick and Michelangelo Volpi as non-executive directors (voting proposal no. 1)
IV.Financial statements and results
a.Discussion of the Company’s financial statements for the fiscal year that commenced on May 1, 2019 and ended on April 30, 2020 (“fiscal year 2020”), including the Dutch statutory board report and annual accounts
b.Proposal to adopt the Dutch statutory financial statements prepared in accordance with International Financial Reporting Standards of the Company for fiscal year 2020 (voting proposal no. 2)
V.Proposal to grant full discharge to the executive director of the Company who was in office during fiscal year 2020 from liability for his duties performed as an executive director of the Company during fiscal year 2020 (voting proposal no. 3)
VI.Proposal to grant full discharge to the non-executive directors of the Company who were in office during fiscal year 2020 from liability for their duties performed as non-executive directors of the Company during fiscal year 2020 (voting proposal no. 4)
VII.Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021 (voting proposal no. 5)
VIII.Authorization of the board of directors to repurchase shares (voting proposal no. 6)
IX.Proposal to approve, on a non-binding advisory basis, the frequency of future non-binding advisory votes to approve the compensation of our named executive officers (voting proposal no. 7)
X.Any other business
XI.Closing of the meeting
Each person authorized to attend the Annual Meeting may inspect the agenda of the Annual Meeting at the office of Elastic.
The Board of Directors recommends that you vote “FOR” voting proposals no. 1, no. 2, no. 3, no. 4, no. 5, and no. 6 and “ONE YEAR” as the preferred frequency of holding future advisory votes on the compensation of our named executive officers in voting proposal no. 7.
The Record Date is set at the close of business at 5:00 PM Eastern Daylight Time (“EDT”) (11:00 PM Central European Summer Time) on September 23, 2020 and, therefore, only the Company’s shareholders of record at the close of business on September 23, 2020 are entitled to receive this notice (the “Notice”) and to vote at the Annual Meeting.
The Annual Meeting is currently scheduled to be held in person. Due to the current exceptional circumstances of the COVID-19 pandemic and the related measures and guidelines imposed by the Dutch government, we urge shareholders to vote by proxy. Please note however, that if you do decide to attend the Annual Meeting in person, we may be required to implement additional safety measures in order to safeguard the orderly proceedings at the meeting. The Company's directors may be required to participate remotely, or the Company may decide to hold the Annual Meeting in a different location or, subject to the requirements of Dutch law, the Company may decide to hold a virtual general meeting. We encourage shareholders who plan to attend the Annual Meeting to check our website at ir.elastic.co prior to the meeting where we will post relevant updates.

If you intend to attend the Annual Meeting in person, you must notify the Company by submitting your name and the number of registered shares you hold to the Company’s e-mail address ir@elastic.co by 8:00 PM EDT on October 16, 2020. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of September 23, 2020, as we will not be able to accommodate guests without such evidence at the Annual Meeting.
We provide our materials pursuant to the full set delivery option in connection with the Annual Meeting. Under the full set delivery option, a company delivers all proxy materials to its shareholders. The approximate date on which the proxy statement and proxy card are intended to be first sent or given to the Company’s shareholders is September 28, 2020. This delivery can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, the Company must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice of Annual General Meeting of Shareholders, proxy statement, and proxy card. These materials are available free of charge on our website at ir.elastic.co and at www.proxyvote.com.
Your vote is important regardless of the number of Elastic ordinary shares that you own. If you do not plan on attending the Annual Meeting and if you are a shareholder of record, please vote via the Internet or, if you are a holder of shares in street name (“Beneficial Owner”), please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the Annual Meeting. You may submit your voting instruction form by mail. If you are a shareholder of record, you also may vote by telephone or by submitting a proxy card by mail. If you are a Beneficial Owner, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker or nominee. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.
All proxies submitted to us will be tabulated by Broadridge Financial Solutions, Inc. All shares voted by shareholders of record present in person at the Annual Meeting will be tabulated by the secretary designated by the chairman of the Annual Meeting.
All shareholders are extended an invitation to attend the Annual Meeting.
If you have any questions concerning this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Elastic ordinary shares, please contact our Investor Relations department at +1 (650) 695-1055 or ir@elastic.co.
Thank you for your ongoing support of Elastic.
The Board of Directors of Elastic N.V.
The date of this proxy statement is August 27, 2020, and it is being mailed to shareholders on or about September 28, 2020.

ELASTIC N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 21, 2020

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
BOARD ELECTIONS—VOTING PROPOSAL NO. 1	18
ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS—VOTING PROPOSAL NO. 2	19
GRANT OF FULL DISCHARGE TO EXECUTIVE DIRECTOR—VOTING PROPOSAL NO. 3	20
GRANT OF FULL DISCHARGE TO NON-EXECUTIVE DIRECTORS—VOTING PROPOSAL NO. 4	21
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—VOTING PROPOSAL NO. 5	22
REPORT OF THE AUDIT COMMITTEE	24
AUTHORIZATION OF THE BOARD OF DIRECTORS TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY—VOTING PROPOSAL NO. 6	25
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS—VOTING PROPOSAL NO. 7	26
EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	28
COMPENSATION DISCUSSION AND ANALYSIS	28
EXECUTIVE COMPENSATION TABLES	46
REPORT OF THE COMPENSATION COMMITTEE	54
DELINQUENT SECTION 16(a) REPORTS	55
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	56
EQUITY COMPENSATION PLAN INFORMATION	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
FUTURE SHAREHOLDER PROPOSALS	61
ANNUAL REPORT	62
HOUSEHOLDING OF PROXY MATERIALS	62
WHERE YOU CAN FIND MORE INFORMATION	62
OTHER MATTERS	63

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Q:	Why am I receiving these proxy materials?
A:
You are receiving these proxy materials because you were a shareholder of record or beneficial owner of the ordinary shares of Elastic N.V. (the “Company,” “Elastic,” “we,” “us” or “our”) as of the close of business at 5:00 PM Eastern Daylight Time (“EDT”) on September 23, 2020 (the “Record Date”) for an annual general meeting of shareholders of Elastic to be held on October 21, 2020 (the “Annual Meeting”). We do this in order to solicit voting proxies for use at the Annual Meeting. If you are a shareholder of record and you submit your proxy to us, you direct a civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes to vote your shares in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being distributed to you on or about September 28, 2020. As a shareholder, you are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement.

Please refer to the question entitled “What is the difference between holding shares as a shareholder of record or as a beneficial owner?” below for important details regarding different forms of share ownership.

The enclosed voting materials allow you to vote your shares without attending the Annual Meeting. Your vote is important. We encourage you to vote as soon as possible. These proxy materials are being made available or distributed to you on or about September 28, 2020.

Q:	What proposals will be voted on at the Annual Meeting?
A:	Shareholders will be asked to adopt voting proposals no. 1, no. 2, no. 3, no. 4, no. 5, no. 6, and no. 7 as described in this proxy statement.
Q:	How does the board of directors recommend that I vote?
A:	After careful consideration, the board of directors unanimously recommends that the Company’s shareholders vote:
•“FOR” the election of each of the nominees for non-executive director of the Company (“voting proposal no. 1”);
•“FOR” the adoption of the Company’s Dutch statutory annual accounts (the “Dutch Statutory Annual Accounts”) (“voting proposal no. 2”);
•“FOR” the granting of full discharge to the executive director of the Company (“voting proposal no. 3”);
•“FOR” the granting of full discharge to the non-executive directors of the Company (“voting proposal no. 4”);

•“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending April 30, 2021 (“voting proposal no. 5”);
•“FOR” the approval to authorize the board of directors to repurchase shares in the capital of the Company (“voting proposal no. 6”); and
•“ONE YEAR” as the preferred frequency for future non-binding advisory votes on the compensation of our Named Executive Officers (as defined below) (“voting proposal no. 7”).
Q:	Can I attend the Annual Meeting?
A:
You may attend the Annual Meeting if, on the Record Date, you were a shareholder of record or a beneficial owner. If you would like to attend the Annual Meeting in person, you must notify the Company by submitting your name and number of registered shares to the Company’s e-mail address ir@elastic.co by 8:00 PM EDT on October 16, 2020. You will be asked to show photo identification and the following:

•If you are a shareholder of record, your paper proxy card that includes your name, or admission ticket that you received with a paper proxy card or that you obtained from our shareholder voting site at www.proxyvote.com; or

•If you are a beneficial owner, the voting instruction card you received from your broker, bank or other intermediary, or a printed statement from such organization or online access to your brokerage or other account, showing your share ownership on the Record Date.

•Due to the current exceptional circumstances of the COVID-19 pandemic and the related measures and guidelines imposed by the Dutch government, we urge shareholders to vote by proxy. Please note however, that if you do decide to attend the Annual Meeting in person, we may be required to implement additional safety measures in order to safeguard the orderly proceedings at the meeting. The Company's directors may be required to participate remotely, or the Company may decide to hold the Annual Meeting in a different location or, subject to the requirements of Dutch law, the Company may decide to hold a virtual general meeting. We encourage shareholders who plan to attend the Annual Meeting to check our website at ir.elastic.co prior to the meeting where we will post relevant updates.

We will not be able to accommodate guests without proper evidence of share ownership as of the Record Date at the Annual Meeting, including guests of our shareholders.
The Annual Meeting will begin promptly at 5:00 PM Central European Summer Time (“CEST”), and you should leave ample time for the check-in procedures.
Q:	Why would you hold a virtual Annual Meeting?
A:
Until September 1, 2020, Dutch companies may hold their general meeting virtually on the basis of temporary legislation enacted in connection with the COVID-19 pandemic (the “Emergency Act”). As of the date of this proxy statement, it is unclear whether the Emergency Act will be extended through the date of the Annual Meeting. If the Emergency Act, or the relevant parts thereof, is extended through the day of the Annual Meeting, the board of directors could, but would not be obliged to, resolve to hold the Annual Meeting virtually. When deciding on the format of the Annual Meeting, the board of directors will take into account all relevant circumstances at the time, including but not limited to the developments concerning the COVID-19 pandemic.

In the event we determine it is necessary or appropriate to hold the Annual Meeting virtually, we will announce the decision to do so in advance in a press release that will also be filed with the U.S. Securities and Exchange Commission (the “SEC”) and post details on our website.

Q:	How can I participate in a virtual Annual Meeting?
A:
If the Annual Meeting is held virtually, you will be able to attend the Annual Meeting through a video or audio webcast. You will be provided with the opportunity to submit your questions regarding the topics listed in the Notice of the Annual Meeting prior to the meeting. These questions shall be answered thematically on our website or during the Annual Meeting. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered. The Company shall make efforts to facilitate the submission of questions pertinent to meeting matters during the virtual Annual Meeting, unless this cannot reasonably be required in light of the circumstances. The Company will facilitate voting remotely during the meeting. If applicable, the announcement that the Annual Meeting will be held virtually will include further details on how shareholders can participate in the Annual Meeting.

Q:	Where is the Annual Meeting?
A:
The Annual Meeting will be held at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands. Shareholders may request directions to the Annual Meeting by contacting Investor Relations at 800 West El Camino Real, Suite 350, Mountain View, California 94040, telephone number +1(650) 695-1055, e-mail ir@elastic.co.

Q:	Who is entitled to vote at the Annual Meeting?
A:
You may vote your shares of Elastic ordinary shares if you owned your shares at the close of business on the Record Date. You may cast one vote for each ordinary share held by you as of the Record Date on all matters presented. As of August 24, 2020 (the last practicable date prior to the Record Date and the mailing of the proxy statement), we had 86,014,153 ordinary shares issued and outstanding. See the questions entitled “How can I vote my shares in person at the Annual Meeting?” and “How can I vote my shares without attending the Annual Meeting?” below for additional details.

Q:	What is the difference between holding shares as a shareholder of record or as a beneficial owner?
A:
You are the “shareholder of record” of any shares that are registered directly in your name with Elastic’s transfer agent, Computershare Trust Company, N.A. We have sent the proxy statement and proxy card directly to you if you are a shareholder of record. As a shareholder of record, you may grant your voting proxy directly to Elastic or to a third party, or vote in person at the Annual Meeting. If you are a shareholder of record and you submit your proxy to us, you direct a civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes to vote your shares in accordance with the voting instructions in your proxy.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf in a brokerage account or by a bank or another intermediary that is the shareholder of record for those shares. If you are a beneficial owner, you did not receive proxy materials directly from Elastic, but your broker, bank or other intermediary forwarded you a proxy statement and voting instruction card for directing that organization how to vote your shares. You may also attend the Annual Meeting, but because a beneficial owner is not a shareholder of record, you may not vote in person at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?
A:
You may vote shares for which you are the shareholder of record in person at the Annual Meeting. You may vote shares you hold beneficially in street name in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	Whether you hold shares as a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting, by the following means:

By Internet—Shareholders of record with Internet access may direct how their shares are voted by following the “Vote by Internet” instructions on the proxy card until 5:59 a.m. CEST on October 21, 2020/11:59 p.m. EDT on October 20, 2020. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for Internet voting availability.

By telephone—Shareholders of record who live in the United States or Canada may submit proxies by telephone by following the “Vote by Telephone” instructions on the proxy card until 5:59 a.m. CEST on October 21, 2020/11:59 p.m. EDT on October 20, 2020. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for telephone voting availability.

By mail—If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by following the instructions for voting by mail in the voting instruction card provided by your broker, bank or other intermediary.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:
The shareholders of record of at least one third of the shares entitled to vote at the Annual Meeting must either (1) be present in person at the Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the Annual Meeting.

Q:	What is the voting requirement to approve the proposals?
A:
The nominees mentioned under voting proposal no. 1 will be appointed to the board of directors unless a two-thirds majority of the votes cast at the Annual Meeting, which votes must represent more than one-half of the issued and outstanding share capital, are cast against the proposal.

Each of voting proposals no. 2, no. 3, no. 4, no. 5 and no. 6 requires a simple majority of votes cast in an Annual Meeting where at least one third of the issued and outstanding ordinary shares of the Company are represented.

Proposal no. 7 is advisory and not binding. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on this proposal. The frequency receiving the highest number of votes cast will be the frequency of future advisory non-binding votes on the compensation of our Named Executive Officers recommended by our shareholders. Our board of directors will review the voting results and take them into consideration in determining the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers.

Q:	What will happen if I fail to vote or vote to abstain from voting?
A:
If you are the shareholder of record and you fail to vote or abstain from voting, it will have no effect on the voting proposals, assuming a quorum is present. If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, the organization will not have discretion to vote on the non-routine matters that will be proposed at the Annual Meeting. If you fail to provide voting instructions to the organization or instruct the organization to vote your shares to abstain from voting, it will have no effect on the voting proposals. If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, the organization will have discretion to vote on the routine matters that will be proposed at the Annual Meeting.

Q:	What will happen if I submit a proxy but do not specify how my shares are to be voted?
A:	If you are the shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the board of directors.

If you are a beneficial owner and you do not provide the organization that is the shareholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters such as the ratification of the selection of the Company’s independent registered public accountant but do not have discretion to vote on non-routine matters such as the proposal to elect the nominees for director of the Company. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on the routine matters properly presented for a vote at the Annual Meeting.

Q:	What is the effect of a broker non-vote?
A:
A broker non-vote occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker non-vote occurs. Thus, a broker non-vote will not impact our ability to obtain a quorum for the Annual Meeting and will not otherwise affect the outcome of the non-routine matters properly presented for a vote at the Annual Meeting.

Q:	Can I change my vote?
A:
If you are the shareholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the Annual Meeting?,” (2) by providing a written notice of revocation to Elastic’s Corporate Secretary at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040, prior to your shares being voted, or (3) by attending the Annual Meeting and voting in person, which will supersede any proxy previously submitted by you. However, merely attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q:	What should I do if I receive more than one proxy card, voting instruction card from my broker, bank or other intermediary, or set of proxy materials?
A:
You may receive more than one proxy card, voting instruction card from your broker, bank or other intermediary or set of proxy materials. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive, or follow the voting instructions on such proxy card or voting instruction card you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Elastic or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to Elastic management.

Q:	Who will serve as inspector of election?
A:	The inspector of election will be Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Annual Meeting?
A:
We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four business days of the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:
Elastic will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Elastic, some of whom may be considered participants in the solicitation, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Elastic may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the Record Date and will provide customary reimbursement to such firms for the cost of forwarding these materials.

Q:	What is the deadline to propose actions for consideration at next year’s annual general meeting or to nominate individuals to serve as directors?
A:
For inclusion in the Company’s proxy materials—Any shareholder desiring to present a resolution for inclusion in the Company’s proxy statement for the annual general meeting of shareholders to be held in 2021 (the “2021 Annual Meeting”) must deliver such resolution to the board of directors at the address below no later than April 29, 2021. Only those resolutions that comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be included in the Company’s proxy statement for the 2021 Annual Meeting. In addition, under Dutch law, shareholders are permitted to submit a resolution for consideration so long as (1) such matter is received by the Company no later than 60 days prior to the date of the meeting, and (2) the shareholder or group of shareholders submitting the proposed agenda item or resolutions owns at least 3% of the Company’s issued share capital.
To be brought at the annual general meeting—In addition, you can find in Elastic’s articles of association an advance notice procedure for shareholders who wish to present certain matters, including nominations for the election of directors, at an annual general meeting of shareholders. See “Future Shareholder Proposals.”
All submissions to the Company should be made to:
Elastic N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
Attention: Investor Relations
Email: ir@elastic.co
Nomination of Director Candidates
Shareholders may recommend director candidates for consideration by our nominating and corporate governance committee. For additional information regarding our policy regarding shareholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Policies Governing Director Nominations—Director Nomination Process.”

Q:	What is householding and how does it affect me?
A:
The SEC permits companies that provide advance notice and follow certain procedures to send a single set of proxy materials to any household at which two or more shareholders of record reside, unless contrary instructions have been received. In such cases, each shareholder of record continues to receive a separate set of proxy materials. Certain brokerage firms may have instituted householding for beneficial owners. If your family has multiple accounts holding Elastic ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?
A:	Please contact our Investor Relations Department by calling +1 (650) 695-1055 or by writing to Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040, Attention: Investor Relations or e-mail ir@elastic.co. If you have questions about the proposals or the information contained in this proxy statement, or desire additional copies of this proxy statement, or if you are a shareholder of record, additional proxy cards, please contact our Investor Relations Department.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The board of directors of the Company is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. The board of directors selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance. Members of the board of directors are kept informed of the Company’s business by, among other things, participating in meetings of the board of directors and committees and by reviewing analyses and reports provided to them.
The board of directors is currently made up of eight directors. We have a one-tier board of directors, consisting of one executive director and seven non-executive directors. Under the Company’s articles of association, all directors may hold office for a maximum term of three years provided that such term shall ultimately lapse immediately after the close of the first annual general meeting held after three years have lapsed since the appointment, or until their earlier death, resignation or removal.
The following table sets forth the names, ages as of August 27, 2020, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/Nominees
Jonathan Chadwick(1)(2)	54	Director	2018	2020	2023
Michelangelo Volpi(1)	53	Director	2013	2020	2023
Continuing Directors
Shay Banon	42	Executive Director, Chief Executive Officer (“CEO”) and Chairman	2012	2021
Peter Fenton(2)(3)	48	Director	2012	2021
Alison Gleeson(2)	55	Director	2020	2023
Caryn Marooney(3)	53	Director	2019	2022
Chetan Puttagunta*(1)(3)	34	Director	2017	2022
Steven Schuurman	44	Director	2012	2022

*Lead Independent Director.
(1)Member of the audit committee of our board of directors (the “Audit Committee”).
(2)Member of the compensation committee of our board of directors (the “Compensation Committee”).
(3)Member of the nominating and corporate governance committee of our board of directors (the “Nominating and Corporate Governance Committee”).

Nominees for Director
Jonathan Chadwick has served as a member of our board of directors since August 2018. Mr. Chadwick has been a private investor since April 2016. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer (“CFO”) and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company, and from August 2014 to April 2016, he also served as VMware’s Chief Operating Officer. From March 2011 until November 2012, he served as the CFO of Skype Communication S.á.r.l., a voice over IP (VoIP) service, and as a corporate vice president of Microsoft Corporation after its acquisition of Skype in October 2011. From June 2010 until February 2011, Mr. Chadwick served as Executive Vice President and CFO of McAfee, Inc., a security software company, until its acquisition by Intel Corporation. From September 1997 until June 2010, Mr. Chadwick served in various executive roles at Cisco Systems, Inc., a multinational technology company (“Cisco”). He currently serves on the board of directors of ServiceNow, Inc., a cloud computing company, Zoom Video Communications, Inc., a provider of remote conferencing services, and various private companies. He previously served on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, from April 2016 to December 2019, and F5 Networks, Inc., an application networking delivery company, from August 2011 until March 2019. He also worked for Coopers & Lybrand in various roles in the U.S. and U.K. Mr. Chadwick is qualified as a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath, U.K. We believe Mr. Chadwick is qualified to serve as a member of our board of directors because of his significant financial expertise as a CFO and service on the boards of directors of various public companies.
Michelangelo Volpi has served as a member of our board of directors since January 2013. Mr. Volpi has served as a Partner of Index Ventures, a venture capital firm, since July 2009. He currently serves as a director of Fiat Chrysler Automobiles N.V., an automotive company, and Sonos, Inc., a consumer electronics company, and previously served as a director of Zuora, Inc. (“Zuora”), an enterprise software company that designs and sells SaaS applications, from November 2011 to June 2020, Hortonworks, Inc. (“Hortonworks”) (now a wholly owned subsidiary of Cloudera, Inc.), a data software company, from October 2011 to January 2019, Pure Storage, Inc., an all-flash data storage company, from April 2014 to October 2018, and Exor N.V., a holding company, from April 2012 to May 2018. Mr. Volpi holds a B.S. in Mechanical Engineering and an M.S. in Manufacturing Systems Engineering from Stanford University, and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Volpi is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.
Continuing Directors
Shay Banon co-founded our Company and has served as a member of our board of directors since July 2012, as our CEO since May 2017, and as our Chairman and CEO since June 2018. He previously served as our Chief Technology Officer from July 2012 to April 2017. Mr. Banon holds a B.Sc. in Computer Science from Technion, Israel Institute of Technology. Mr. Banon is the creator of our Elasticsearch product. We believe that Mr. Banon is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our CEO and co-founder and his experience as an executive in the technology industry.
Peter Fenton has served as a member of our board of directors since September 2012. Mr. Fenton has served as General Partner of Benchmark Capital Partners, a venture capital firm, since September 2006. He currently serves on the board of directors of Cloudera, Inc., an enterprise data cloud company, Zuora, an enterprise software company that designs and sells SaaS applications, and various private companies. Mr. Fenton previously served as a director of New Relic, Inc., a software analytics company, from February 2008 to August 2020, Hortonworks from July 2011 to January 2019, Yelp, Inc., a local directory and user review service company, from September 2006 to March 2019, Twitter, Inc., a social networking service, from February 2009 to May 2017, and Zendesk, Inc. (“Zendesk”), a software development company that provides a software-as-a-service customer service platform, from July 2009 to October 2017. Mr. Fenton holds a B.A. in Philosophy from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Fenton is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.
Alison Gleeson has served as a member of our board of directors since January 2020. She has served as a special advisor at Brighton Park Capital, an investment firm, since October 2019. From November 2018 to September 2019, she was a private investor. From January 1996 to October 2018, Ms. Gleeson was with Cisco, where she served in various roles, most recently as Senior Vice President, Americas from July 2014 to October 2018. Ms. Gleeson holds a B.A. in Marketing from Michigan State University. We believe Ms. Gleeson is qualified to serve as a member of our board of directors because of her prior executive and go-to-market experience for a large public company.
Caryn Marooney has served as a member of our board of directors since April 2019. She has served as a General Partner of Coatue Management, LLC, a global investment manager, since November 2019. From May 2011 to May 2019, she served in various roles at Facebook, Inc., a social networking service, most recently as Vice President, Global Communications from March 2012 to May 2019. From June 1997 to March 2011, Ms. Marooney served in various roles, including President and CEO, of The OutCast Agency, a public relations firm. Ms. Marooney served as a member of the board of directors of Zendesk from January 2014 to May 2020. Ms. Marooney holds a B.S. in Labor Relations from Cornell University. We believe that Ms. Marooney is qualified to serve as a member of our board of directors because of her prior executive experience and her experience advising technology companies.

Chetan Puttagunta has served as a member of our board of directors since January 2017 and as our lead independent director since June 2018. Mr. Puttagunta has served as General Partner of Benchmark Capital Partners since July 2018. From October 2016 until July 2018, Mr. Puttagunta served as a General Partner of New Enterprise Associates, a venture capital firm he joined in April 2011. Mr. Puttagunta holds a B.S. in Electrical Engineering from Stanford University. We believe that Mr. Puttagunta is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of the technology industry.
Steven Schuurman co-founded our Company and has served as a member of our board of directors since July 2012 and previously served as our CEO from July 2012 to May 2017. Mr. Schuurman serves on the boards of various private companies. Mr. Schuurman holds a B.Sc. in Electrical Engineering from TH Rijswijk, now known as The Hague University of Applied Sciences. We believe Mr. Schuurman is qualified to serve as a member of our board of directors because of his deep understanding of our business, operations and strategy due to his role as our co-founder and former CEO.
Board of Directors
We have a one-tier board of directors, consisting of executive and non-executive directors. The number of executive and non-executive directors is to be determined by the board of directors.
Our one-tier board structure consists of one executive director and seven non-executive directors. Shay Banon serves as our CEO and Chairman and is an executive director.
Pursuant to our articles of association, our executive and non-executive directors may be appointed for a maximum term of three years (unless such director has resigned at an earlier date). A director may be reappointed, and the three-year maximum term may be deviated from by resolution of the board of directors.
The members of our board of directors have been appointed to staggered one-, two- and three-year terms. The current terms of Messrs. Chadwick and Volpi will expire at the Annual Meeting; the terms of Messrs. Banon and Fenton will expire at the 2021 Annual Meeting; the terms of Ms. Marooney and Messrs. Puttagunta and Schuurman will expire at the annual general meeting of shareholders to be held in 2022; and the term of Ms. Gleeson will expire at the annual general meeting of shareholders to be held in 2023.
Director Independence
Under the rules of the New York Stock Exchange (“NYSE”), independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of an initial public offering. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships and as a result of this review, our board of directors determined that each of Messrs. Chadwick, Fenton, Puttagunta, Schuurman and Volpi, and Mses. Gleeson and Marooney, representing seven of our eight directors, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our board of directors considered the current and prior relationships that each non-executive director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-executive director.
In addition to the independence requirements under the NYSE rules, the Dutch Corporate Governance Code (the “DCGC”) requires a majority of the members of our board of directors, a majority of the members of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and the Lead Independent Director to be independent. The DCGC provides for a different definition of an “independent director”. A non-executive director is considered not independent under the DCGC if the director or the director’s spouse, registered partner or life companion, foster child or relative by blood or marriage up to the second degree (i) has been an employee, managing director or executive director of the company in the five years prior to appointment, (ii) has received personal financial compensation from us for work not in keeping with the normal course of business, (iii) has had an important business relationship with the company in the years prior to the appointment, (iv) is a member of the management board of a company in which an executive director of the company is a supervisory board member, (v) has temporarily performed management duties for us, (vi) is a major shareholder of the company (holding at least 10%), or (vii) represents one or more major shareholders. The criteria under (i) through (v) should only apply to at most one non-executive director. The total number of non-executive directors who are not independent under this definition should account for less than half of the total number of non-executive directors. There can be at most one non-executive director who can be considered to be affiliated with or representing any shareholder, or group of affiliated shareholders, who directly or indirectly holds more than ten percent of the shares in the company. Our board of directors has determined that Mr. Schuurman is not considered independent under the DCGC. Our board of directors has determined that it complies with the independence requirements of the DCGC.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our CEO, CFO and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics are available on our website at www.elastic.co. We intend to post any amendment to our corporate governance guidelines and our code of business conduct and ethics, and any waivers of such guidelines or code for directors and executive officers, on the same website.
Lead Independent Director
Our articles of association provide for one of our independent, non-executive directors to be designated as Lead Independent Director by our board of directors. Our board of directors has designated Mr. Puttagunta to serve as our Lead Independent Director. As Lead Independent Director, Mr. Puttagunta presides at all meetings of the board of directors at which the Chairman is not present, presides over executive sessions of our independent directors, as chairman of our general meeting (if the Lead Independent Director is not present, he may designate one of the other directors for that purpose), serves as a liaison between our Chairman and our independent directors and performs such additional duties as our board of directors may otherwise determine and delegate and as required by the DCGC and our articles of association and board rules governing the internal proceedings of the board of directors.
The DCGC requires that the Lead Independent Director may not be a former executive director of our Company, in addition to the DCGC independence requirements.
The board of directors believes that its current leadership structure, in which the positions of CEO and Chairman are held by Mr. Banon, together with a Lead Independent Director with broad authority, is appropriate at this time and provides the most effective leadership for Elastic in a highly competitive and rapidly changing technology industry.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our CEO and other members of the senior management team at quarterly meetings of our board of directors, as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the Company.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports regularly on all significant committee activities, evaluates the risks inherent in significant transactions, and provides guidance to management.
Management Succession Planning
Our board of directors and the Nominating and Corporate Governance Committee review the risks associated with our executive management team to ensure adequate succession plans are in place. Pursuant to our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee, in consultation with the full board of directors, is primarily responsible for succession planning for the role of CEO, including developing plans for interim succession for the CEO in the event of an unexpected occurrence. In addition, the Nominating and Corporate Governance Committee works with the CEO and the board of directors to plan for succession of executive directors and non-executive directors and other members of the Company’s executive management team, as well as to develop plans for interim succession of each of the other executive directors and non-executive directors or other members of the Company’s executive management team, in the event of an unexpected occurrence. The Nominating and Corporate Governance Committee also periodically reviews the succession planning process for the CEO, executive directors, non-executive directors and any other members of our executive management team, reports its findings and recommendations to the board of directors, and assists the board of directors in evaluating potential successors.
Board Meetings and Committees of Our Board of Directors
During our fiscal year ended April 30, 2020 (“fiscal year 2020”), the board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. During fiscal year 2020, the board of directors also acted by written consent.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders, we encourage, but do not require, our directors to attend. The Company held an annual general meeting of shareholders on October 29, 2019 (the “2019 Annual Meeting”). Messrs. Banon, Chadwick, Puttagunta and Schuurman attended the 2019 Annual Meeting.
Our board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Executive directors may not be members of the Audit Committee, Compensation Committee or the Nominating and Corporate Governance Committee. Our board of directors may from time to time establish ad hoc committees.

Audit Committee
Our Audit Committee is composed of Messrs. Chadwick, Puttagunta and Volpi, each of whom is a non-executive member of our board of directors. The Audit Committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Chadwick is the chair of our Audit Committee. Our board of directors has determined that all three of the members of our Audit Committee, including the chair of our Audit Committee, satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the SEC. Our board of directors has also determined that each of Messrs. Chadwick, Puttagunta and Volpi qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE. The Audit Committee is responsible for, among other things:
•review of all related party transactions in accordance with our related party transactions policy;
•overseeing our accounting and financial reporting processes;
•the integrity and audits of our consolidated financial statements and financial reporting process;
•our systems of disclosure controls and procedures and internal control over financial reporting;
•our compliance with financial, legal and regulatory requirements related to our financial statements and other public disclosures, our compliance with our policies related thereto, and our policy in respect of tax planning;
•the engagement and retention of the registered independent public accounting firm and the recommendation for nomination by our board of directors for the instruction (appointment) by our general meeting of an external auditor to audit the Dutch Statutory Annual Accounts and board report, and the evaluation of the qualifications, independence, and performance of the independent public accounting firm, including the provision of non-audit services;
•the application of information and communication technology;
•the role and performance of our internal audit function;
•our overall risk profile; and
•attending to such other matters as are specifically delegated to our Audit Committee by our board of directors from time to time.
During fiscal year 2020, our Audit Committee held six meetings.
Compensation Committee
Our Compensation Committee is composed of Messrs. Chadwick and Fenton and Ms. Gleeson, each of whom is a non-executive member of our board of directors. Mr. Volpi also served on our Compensation Committee during fiscal year 2020 until Ms. Gleeson’s appointment in January 2020. The Compensation Committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Fenton is the chair of our Compensation Committee. Our board of directors has determined that each member of our Compensation Committee meets the requirements for independence under the rules of the NYSE and the SEC and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee is responsible for, among other things:
•reviewing and approving the compensation, including equity compensation, change-in-control benefits and severance arrangements, of our executive officers and overseeing their performance;
•reviewing and making recommendations to our board of directors with respect to the compensation of our directors;
•reviewing and making recommendations to our board of directors with respect to our executive compensation policies and plans;

•implementing and administering our incentive and equity-based compensation plans;
•determining the number of shares underlying, and the terms of, restricted share awards and options to be granted to our directors, executive officers, and other employees pursuant to these plans;
•assisting management in complying with our proxy statement and annual report disclosure requirements;
•producing a report on executive compensation to be included in our annual proxy statement;
•assisting our board of directors in producing the compensation report to be included in our annual report filed in the Netherlands and to be posted on our website in accordance with best practice of the DCGC; and
•attending to such other matters as are specifically delegated to our Compensation Committee by our board of directors from time to time.
During fiscal year 2020, our Compensation Committee held four meetings.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Messrs. Fenton and Puttagunta and Ms. Marooney, each of whom is a non-executive member of our board of directors. Mr. Puttagunta is the chair of our Nominating and Corporate Governance Committee. Our board of directors has determined that each member of our nominating and corporate committee meets the requirements for independence under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying, recruiting, and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual general meeting of shareholders;
•developing and recommending to our board of directors corporate governance guidelines as set forth in our rules of the board of directors, including the committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;
•overseeing compliance with legal and regulatory requirements applicable to us;
•reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;
•recommending to our board of directors nominees for each committee of our board of directors;
•annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, and the performance of our committees of the board of directors as required by applicable law, regulations and the corporate governance listing standards; and
•overseeing our board of directors’ evaluation of executive officers.
During fiscal year 2020, our Nominating and Corporate Governance Committee held two meetings.
We have posted the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and any amendments thereto that may be adopted from time to time, on our website at https://ir.elastic.co. Information on or that can be accessed through our website is not part of this proxy statement.
Policies Governing Director Nominations
Director Nomination Process
Our board of directors is responsible for selecting its own members. Our board of directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the board of directors regarding the size and composition of the board of directors. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the board of directors accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and our board of directors provides a binding nomination for a candidate to stand for appointment as director by the meeting of shareholders.
Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Candidates recommended by shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees to our board of directors in order for the board of directors to draw up a binding nomination for appointment by the meeting of shareholders.
Shareholders may submit proposals related to the composition of the board of directors as provided in our articles of association and by Dutch law. Such proposals are forwarded to the chairman of the Nominating and Corporate Governance Committee for consideration. All directors are appointed by the annual general meeting of shareholders (or an extraordinary meeting of shareholders) at the binding nomination of the board of directors. Additionally, if a binding nomination of the board of directors has been overruled and a subsequent non-binding nomination by the board of directors has been rejected, shareholders may propose a resolution to appoint a board member that was not nominated by the board of directors, and any such resolution requires at least a two-thirds majority of the votes cast at the annual general meeting, provided such majority represents more than half the issued share capital.

Qualifications
In recommending candidates to the board of directors, the Nominating and Corporate Governance Committee takes into consideration the board of directors’ criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to duties of the board of directors. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any candidate. We do however consider diversity in reviewing director candidates and do not discriminate on the basis of race, religion, sexual orientation, sex or national origin. Under Dutch law, as a company with fewer than 30% of the directors being women, we are required to disclose the rationale behind our failure to have a specified diversity percentage for the board of directors and our efforts to obtain such diversity. In order for the board of directors to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the board of directors should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.
Shareholder Communications
The Company has a process for shareholders and other interested parties who wish to communicate with our board of directors, or with an individual member or members of our board of directors. Shareholders and other interested parties who wish to communicate with our board of directors may write to our board of directors at the address of the Company’s registered office at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands. These communications will be received by our General Counsel and will be presented to our board of directors at the discretion of our General Counsel, in consultation with appropriate directors, as necessary. Certain items that are unrelated to our board of directors’ duties and responsibilities may be excluded, such as mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. The full text of our policies and procedures for bilateral contacts with shareholders, including information regarding how to contact our non-management directors, is available on our website at www.elastic.co.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during our fiscal year 2020 was or has formerly been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Compensation Committee or our board of directors.
Non-Executive Director Compensation
Each non-executive director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our board of directors has the discretion to revise non-executive director compensation as it deems necessary or appropriate, in accordance with our remuneration policy as previously adopted by an annual general meeting of shareholders (the “Remuneration Policy”).
Cash Compensation. All non-executive directors receive the following cash compensation for their services:
•$30,000 per year for service as a board member;
•$10,000 per year additionally for service as lead independent director;
•$20,000 per year additionally for service as chairman of the Audit Committee;
•$8,500 per year additionally for service as an Audit Committee member;
•$12,000 per year additionally for service as chairman of the Compensation Committee;
•$5,000 per year additionally for service as a Compensation Committee member;
•$7,500 per year additionally for service as chairman of the Nominating and Corporate Governance Committee; and
•$4,000 per year additionally for service as a Nominating and Corporate Governance Committee member.
All cash payments to non-executive directors (the “Retainer Cash Payments”) are paid quarterly in arrears on a prorated basis.
Equity Compensation. Nondiscretionary, automatic grants of restricted stock units were made to our non-executive directors, except for any non-employee director who either (i) beneficially owns more than 2% of the outstanding and issued share capital of the Company, or (ii) is a partner or a member of any venture capital firm that owns securities of the Company representing more than 2% of the outstanding and issued share capital of the Company.
•Initial award. Each person who first became an eligible non-executive director was granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000 pro-rated for the amount of time that remains in the 12-month period prior to the next scheduled annual general meeting of the Company’s shareholders (and if the date of such annual general meeting of the Company’s shareholders is not known, the one-year anniversary of the most recent Annual Award granted to non-executive directors), rounded down to the nearest whole share (the “Initial Award”). The shares underlying the Initial Award will settle on the earlier of (i) the one-year anniversary of the date the Initial Award is granted or (ii) the day prior to the date of the annual general meeting of the Company’s shareholders next following the date the Initial Award is granted, subject to continued service through the applicable vesting date.
•Annual award. On the date of each general meeting of the Company’s shareholders, each eligible non-executive director will be granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000 (the “Annual Award”). The shares underlying the Annual Award will settle on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual general meeting of our shareholders next following the date the Annual Award is granted, subject to continued service through the applicable vesting date.
The grant date fair value is computed in accordance with U.S. generally accepted accounting principles (“GAAP”).
Any award of restricted stock units granted under our non-executive director compensation policy will fully vest and become exercisable in the event of a change in control, as defined in our amended and restated 2012 Stock Option Plan (the “2012 Plan”) provided that the director remains a director through such change in control. Further, our 2012 Plan provides that in the event of a merger or change in control, as defined in our 2012 Plan, each outstanding equity award granted under our 2012 Plan that is held by a non-executive director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable, provided such director remains a director through such merger or change in control.
Non-Executive Director Compensation Table
The table below shows the total compensation awarded to our non-executive directors during fiscal year 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jonathan Chadwick(2)	55,000	169,952 (3)	224,952
Peter Fenton(4)	46,000	—	46,000
Alison Gleeson(5)	10,747	132,695 (6)	143,442
Caryn Marooney(7)	34,000	169,952 (3)	203,952
Chetan Puttagunta(4)	56,000	—	56,000
Steven Schuurman(4)	30,000	—	30,000
Michelangelo Volpi(4)(8)	—	—	—
(1)The amounts shown represent the grant date fair value of restricted stock unit (“RSU”) awards granted in fiscal year 2020 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts paid to or realized by the non-executive director. See Note 11, “Equity Incentive Plans” of the notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2020 regarding assumptions underlying valuation of equity awards. Additional information regarding the RSUs awarded to each non-executive director during fiscal year 2020 is set forth in the footnotes below.
(2)As of April 30, 2020, Mr. Chadwick held 2,292 RSUs and 187,500 options to purchase ordinary shares.
(3)Represents the aggregate grant date fair value of RSUs granted to the incumbent non-executive directors on October 29, 2019, under the terms of our non-executive director compensation policy for fiscal year 2020 and the 2012 Plan, and calculated in accordance with ASC 718 based on the closing market price of our ordinary shares on the grant date.
(4)The non-executive director did not receive any grants of RSUs or options to purchase ordinary shares in fiscal year 2020 in accordance with our non-executive director compensation policy, which provides that non-employee directors who, at the time of appointment or the date of the annual general meeting, either (i) beneficially owned more than 2% of the outstanding and issued share capital of the Company, or (ii) was a partner or a member of any venture capital firm that owns securities of the Company representing more than 2% of the outstanding and issued share capital of the Company, are not eligible to receive equity awards. As of April 30, 2020, the director held no RSUs or options to purchase ordinary shares.
(5)As of April 30, 2020, Ms. Gleeson held 1,917 RSUs.
(6)Represents the aggregate grant date fair value of RSUs granted to Ms. Gleeson on January 10, 2020 under the terms of our non-executive director compensation policy and the 2012 Plan, and calculated in accordance with ASC 718 based on the closing market price of our ordinary shares on the grant date.
(7)As of April 30, 2020, Ms. Marooney held 2,292 RSUs.
(8)Mr. Volpi has waived his right to receive payments of director fees. He would have been eligible to receive $41,962 in fees.

BOARD ELECTIONS—VOTING PROPOSAL NO. 1
The board of directors of the Company is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. The board of directors selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance. Members of the board of directors are kept informed of the Company’s business by, among other things, participating in meetings of the board of directors and committees and by reviewing analyses and reports provided to them.
The board of directors is currently made up of eight directors. We have a one-tier board of directors, consisting of one executive director and seven non-executive directors. Under the Company’s articles of association, all directors may hold office for a maximum term of three years provided that such term shall lapse ultimately immediately after the close of the first annual general meeting held after three years have lapsed since the appointment, or until their earlier death, resignation or removal.
The members of our board of directors have been appointed to staggered one-, two- and three-year terms. The terms of Messrs. Chadwick and Volpi will expire at the Annual Meeting; the terms of Messrs. Banon and Fenton will expire at the 2021 Annual Meeting; the terms of Ms. Marooney and Messrs. Puttagunta and Schuurman will expire at the annual general meeting of shareholders to be held in 2022; and the term of Ms. Gleeson will expire at the annual general meeting of shareholders to be held in 2023.
The board of directors, following the recommendation of the Nominating and Corporate Governance Committee, has made a binding nomination to re-elect Messrs. Chadwick and Volpi as non-executive directors in accordance with article 7.2 of the Company’s articles of association.
The board of directors recommends a vote “FOR” the election of each of Messrs. Chadwick and Volpi.
If appointed, the terms of office for Messrs. Chadwick and Volpi will expire at the end of the 2023 annual general meeting of shareholders.
Other than as disclosed in this proxy statement regarding compensation for non-executive directors, which both Messrs. Chadwick and Volpi would receive, there are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.
Required Vote
Messrs. Chadwick and Volpi will each be appointed to the board of directors unless a two-thirds majority of the votes cast for such nominee at the Annual Meeting, which votes must represent more than one half of the issued and outstanding share capital, are cast against such nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS—VOTING PROPOSAL NO. 2
At the Annual Meeting, shareholders will be asked to adopt the Dutch Statutory Annual Accounts for fiscal year 2020, which are prepared in accordance with International Financial Reporting Standards (“IFRS”). The report of PricewaterhouseCoopers Accountants N.V. for fiscal year 2020, is included in the Dutch Statutory Annual Accounts.
In accordance with article 10.1.5 of the Company’s articles of association, the board of directors of the Company has determined that the net loss for fiscal year 2020 is added to the other reserve-accumulated losses.
As a public company with limited liability incorporated under the laws of the Netherlands, the Company is required by Dutch law to prepare the accounts and submit them to shareholders for adoption. The Company’s Dutch Statutory Annual Accounts are different from the consolidated financial statements contained in our annual report on Form 10-K for fiscal year 2020, which were prepared in accordance with GAAP and filed with the SEC.
A copy of the Dutch Statutory Annual Accounts will be available free of charge on our website at ir.elastic.co, at our offices at 800 West El Camino Real, Suite 350 Mountain View, California 94040 and at our offices in the Netherlands at Keizersgracht 281, 1016 ED Amsterdam.
A representative of PricewaterhouseCoopers Accountants N.V. will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders, and will be given an opportunity to make a statement.
Required Vote
The adoption of the Company’s Dutch Statutory Annual Accounts for fiscal year 2020 requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS.

GRANT OF FULL DISCHARGE TO EXECUTIVE DIRECTOR—VOTING PROPOSAL NO. 3
At the Annual Meeting, our shareholders will be asked to grant a discharge to the executive director of the Company from his liability with respect to the performance of his duties as an executive director of the Company during fiscal year 2020. The scope of the discharge extends to the facts that are apparent from the Dutch Statutory Annual Accounts and facts that are otherwise known to the general meeting of shareholders.
Required Vote
The approval to grant the discharge to the executive directors of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE GRANTING OF FULL DISCHARGE FROM LIABILITY TO THE EXECUTIVE DIRECTOR.

GRANT OF FULL DISCHARGE TO NON-EXECUTIVE DIRECTORS—VOTING
PROPOSAL NO. 4
At the Annual Meeting, our shareholders will be asked to grant a discharge to the non-executive directors of the Company from their liability with respect to the performance of their duties as non-executive directors of the Company during fiscal year 2020. The scope of the discharge extends to the facts that are apparent from the Dutch Statutory Annual Accounts and facts that are otherwise known to the general meeting of shareholders.
Required Vote
The approval to grant the discharge to the non-executive directors of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE GRANTING OF FULL DISCHARGE FROM LIABILITY TO THE NON-EXECUTIVE DIRECTORS.

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM—VOTING PROPOSAL NO. 5
Introduction
The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the GAAP consolidated financial statements of the Company for the fiscal year ending April 30, 2021. In addition, the board of directors has directed that management submit the selection of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for ratification by the shareholders at the Annual Meeting. The board of directors recommends that shareholders vote “FOR” the ratification and selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for fiscal year 2020. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Although action by shareholders is not required by law, the board of directors has determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding the ratification of this selection by the shareholders, the Audit Committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its shareholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.
For the avoidance of doubt, this item does not relate to the appointment of a Dutch auditor for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending April 30, 2021. PricewaterhouseCoopers Accountants N.V. was appointed as the Company’s Dutch auditor at the Company’s extraordinary general meeting held on September 28, 2018.
Principal Accounting Fees and Services
The following table presents fees for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal years 2020 and 2019. The dollar amounts in the table and accompanying footnotes are in thousands.

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees(1)	$3,107,628	$2,860,938
Audit-Related Fees(2)	502,800	—
Tax Fees(3)	16,500	231,725
All Other Fees(4)	5,987	1,204
Total	$3,632,915	$3,093,867
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with the attestation report regarding our internal control over financial reporting for fiscal year 2020 and professional services provided in connection with our initial public offering, incurred during fiscal year 2019, including comfort letters, consents and review of documents filed with the SEC.
(2)Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and not reported under “Audit Fees.” For fiscal year 2020, these fees related to services in connection with our acquisition of Endgame, Inc.
(3)Tax Fees include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.
(4)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These services specifically relate to subscription fees paid for access to online accounting research software and regulatory applications.

All services provided by PricewaterhouseCoopers LLP for our fiscal years 2020 and 2019 were approved by our Audit Committee.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, the Audit Committee must pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm, unless subsequent approval is permitted under the rules and regulations of the SEC, in order to ensure that the provision of such services does not impair the public accountants’ independence.
Required Vote
The ratification of the selection of PricewaterhouseCoopers LLP requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2021.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is responsible for assisting our board of directors in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.
Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements, as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and internal control over financial reporting and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended April 30, 2020 with the Company’s management and PricewaterhouseCoopers LLP. The Audit Committee also discussed with PricewaterhouseCoopers LLP critical audit matters included in the firm’s audit opinion and discussed the firm’s opinion regarding the Company’s internal control over financial reporting. To ensure independence, the Audit Committee met separately with PricewaterhouseCoopers LLP and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with PricewaterhouseCoopers LLP its independence from the Company.
Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee:
Jonathan Chadwick (Chair)
Chetan Puttagunta
Michelangelo Volpi
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

AUTHORIZATION OF THE BOARD OF DIRECTORS TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY—VOTING PROPOSAL NO. 6
At the Annual Meeting, our shareholders will be asked to authorize the board of directors to, on the Company’s behalf, repurchase the Company’s ordinary shares up to a maximum of 10% of the issued share capital at the date of acquisition on a stock exchange or otherwise, at a price per share between (i) an amount equal to the nominal value of the ordinary shares and (ii) an amount equal to 110% of the market price of an ordinary share on such stock exchange, the market price being the average of the highest price on each of the five days of trading prior to the day of the acquisition, for a period of 18 months. This authorization, if given, will supersede and replace the board of directors existing repurchase authorization granted by shareholders on October 29, 2019.
The purpose of this proposal is to give the board of directors flexibility in repurchasing ordinary shares for, among other considerations, the return of capital to its shareholders and/or, to the extent such authorization is required, to fulfill the Company’s obligations under its 2012 Plan.
Required Vote
The resolution to authorize the board of directors to repurchase shares in the capital of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS—VOTING PROPOSAL NO. 7
At the Annual Meeting, our shareholders will be asked to vote, on a non-binding and advisory basis, for their preference on how frequently we should seek future non-binding advisory votes on the compensation of our Named Executive Officers. Pursuant to Section 14A of the Exchange Act, every six years we must provide shareholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should seek future non-binding advisory votes on the compensation of our Named Executive Officers. Shareholders have the opportunity to recommend, on a non-binding advisory basis, whether they would prefer these advisory votes on named executive officer compensation to be presented for shareholder approval every one, two or three years.
When voting on this proposal, you have four choices. You may vote to recommend that the advisory vote on named executive officer compensation take place every “ONE YEAR”, “TWO YEARS”, “THREE YEARS”, or you may “ABSTAIN” from voting on this proposal.
After careful consideration, our board of directors recommends that future shareholder advisory votes on the compensation of our Named Executive Officers be held annually. We believe that an annual advisory vote on named executive officer compensation will enable our shareholders to provide timely feedback on our Named Executive Officer compensation policies and practices, which will then be considered by our Compensation Committee and board of directors.
As this is an advisory vote, you are not voting to approve or disapprove of the board of directors’ recommendation. Instead, you are indicating to the board of directors what your preferred frequency is as to future shareholder advisory votes on the compensation of our Named Executive Officers. Nevertheless, our board of directors appreciates your input as it considers the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers. We expect that the next shareholder vote on the frequency of future non-binding advisory votes on named executive officer compensation will occur at our 2026 annual general meeting of shareholders.
OUR BOARD OF DIRECTORS RECOMMENDS FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR” UNDER PROPOSAL NO. 7.

EXECUTIVE OFFICERS
The following table provides information regarding our current executive officers as of August 27, 2020. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Shay Banon	42	Executive Director, Chief Executive Officer and Chairman
Janesh Moorjani	47	Chief Financial Officer
Paul Appleby	57	President, Worldwide Field Operations
Kevin Kluge	49	Senior Vice President of Engineering
W.H. Baird Garrett	59	Senior Vice President and General Counsel
For a brief biography of Mr. Banon, please see “Board of Directors and Corporate Governance—Continuing Directors.”
Janesh Moorjani has served as our CFO since August 2017. Prior to joining us, he served as Executive Vice President and CFO of Infoblox Inc., an IT automation and security company, from January 2016 until August 2017. From July 2013 to January 2016, Mr. Moorjani was with VMware, Inc., a provider of cloud and virtualization software and services, where he served in various roles, most recently as a Senior Vice President of Finance from January 2015 to January 2016. From October 2004 to June 2013, he served in a number of finance and sales roles at Cisco Systems, Inc. Mr. Moorjani holds a Bachelor of Commerce degree from Sydenham College of Commerce and Economics of University of Mumbai and an M.B.A. from the Wharton School of the University of Pennsylvania.
Paul Appleby has served as our President, Worldwide Field Operations since August 2020. Prior to joining us, he was the Chief Executive Officer of Kinetica DB, Inc., a developer of analytics and artificial intelligence software, from December 2017 to June 2020. Before this, Mr. Appleby served as President – Worldwide Sales and Marketing of BMC Software, Inc., an enterprise IT operations software company, from April 2014 to July 2017. Previously, Mr. Appleby served as Executive Vice President of Global Enterprise Sales of Salesforce.com, Inc., a provider of cloud-based customer relationship management systems from 2012 to 2014, Managing Director – EMEA and APJ of Travelex plc, a foreign exchange company, from 2006 to 2009, and Vice President APJ of Siebel Systems, a provider of customer relationship management software, prior to its acquisition by Oracle, from 2002 to 2006.
Kevin Kluge has served as our Senior Vice President of Engineering since March 2017 and previously served as our Vice President of Engineering from July 2013 to March 2017. Prior to joining us, he served as Vice President, Products at Citrix Systems, Inc., a cloud and mobile computing technology company, from July 2011 until July 2013. Mr. Kluge joined Citrix in July 2011 through its acquisition of Cloud.com, where he served as Vice President, Engineering. Mr. Kluge holds a B.S. and an M.S. in Computer Science from Stanford University.
W.H. Baird Garrett has served as our General Counsel since June 2018 and as our Senior Vice President of Legal since July 2015. Prior to joining us, he was Of Counsel at VLP Law Group LLP from October 2008 to June 2015, where he served as the Chair of the Technology Transactions Practice Group from 2012 to 2015, and previously was an associate at Wilson Sonsini Goodrich & Rosati, P.C. Mr. Garrett previously served as a director of Full House Resorts, Inc., a casino developer and operator, from November 2014 to May 2019. Mr. Garrett holds a B.A. in International Relations from Pennsylvania State University, an M.A. in International Relations from the University of Chicago and a J.D. from the University of Virginia School of Law, where he was an Editor, and member of the Articles Review Board, of the Virginia Law Review.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis provides information regarding the fiscal year 2020 compensation program for our principal executive officer, our principal financial officer, the two executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were our most highly-compensated executive officers and one former executive officer whose compensation during fiscal year 2020 would have placed him among our most highly-compensated executive officers (other than our principal executive officer and principal financial officer) had he been serving as an executive officer as of April 30, 2020, the end of our last completed fiscal year (our “Named Executive Officers”). For fiscal year 2020, our Named Executive Officers were:
•Shay Banon, our Chairman of the board of directors and CEO;
•Janesh Moorjani, our CFO;
•Kevin Kluge, our Senior Vice President of Engineering;
•W.H. Baird Garrett, our Senior Vice President and General Counsel; and
•Aaron Katz, our former Chief Revenue Officer (our “CRO”).
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2020. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in fiscal year 2020 and discusses the key factors that the Compensation Committee considered in determining their compensation or, with regard to the compensation of our CEO, making recommendations to the non-executive directors serving on our board of directors.
Fiscal Year 2020 Executive Transition
On February 26, 2020, Mr. Katz transitioned from his role as our CRO to an advisory role to our CEO. Pursuant to a separation and transition agreement he entered into with us that became effective on February 25, 2020, Mr. Katz continued as an employee of Elasticsearch, Inc. and provided certain transition services to us until August 1, 2020. For details on the terms of Mr. Katz’s separation and transition agreement, please see “Separation and Transition Agreement with Mr. Katz” below.
Executive Summary

Who We Are
Elastic is a search company. We deliver technology that enables users to search through massive amounts of structured and unstructured data for a wide range of consumer and enterprise applications. Our primary offering is the Elastic Stack, a powerful set of software products that ingest and store data from any source, and in any format, and perform search, analysis, and visualization in milliseconds or less. The Elastic Stack is designed for direct use by developers to power a variety of use cases. We also offer three software solutions – Enterprise Search, Observability, and Security – built on the Elastic Stack. Our solutions are designed to be deployed everywhere: in public or private clouds, in hybrid environments, or in traditional on-premises environments. Our products are used by individual developers and organizations of all sizes across a wide range of industries.
Elasticsearch is the heart of the Elastic Stack. It is a distributed, real-time search and analytics engine and datastore for exploring all types of data including textual, numerical, geospatial, structured and unstructured. The Company was formed in 2012. Since then, we have added new products, released new features, acquired companies and created new solutions to expand the functionality of our products.

Fiscal Year 2020 Financial Highlights
Fiscal year 2020 was a strong year for us marked by significant growth in our business. Our fiscal year 2020 financial highlights included the following:
•Total revenue was $427.6 million, an increase of 57% year-over-year.
•SaaS revenue was $92.3 million, an increase of 101% year-over-year.
•GAAP operating loss was $171.1 million, while GAAP operating margin was -40%.
•Non-GAAP operating loss was $75.6 million, while non-GAAP operating margin was -18%.
•GAAP net loss per share was $2.12, while non-GAAP net loss per share was $0.93.
•Operating cash flow was -$30.6 million with free cash flow of -$35.6 million, or -8% free cash flow margin.
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP operating loss, free cash flow, and free cash flow margin. For additional information and a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see the Non-GAAP Financial Measures section of Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 filed with the SEC on June 26, 2020.
Executive Compensation Highlights
Consistent with our compensation objectives and following a review of data summarizing the competitive market environment and the other factors described below, the Compensation Committee (and, in the case of our CEO, the non-executive directors on our board of directors upon the recommendation of the Compensation Committee) took the following key actions with respect to the compensation of our Named Executive Officers for and during fiscal year 2020:
•Base Salaries – As part of the annual review of our executive compensation program, approved a base salary increase for our CEO of 13.6% in June 2019 setting his annual base salary at $375,000 and annual base salary increases in May 2019 ranging from 7.5% to 10.6% for certain of our other Named Executive Officers.
•Long-Term Incentive Compensation of CEO – As part of the annual review of our executive compensation program, granted long-term incentive compensation in the form of an option to purchase ordinary shares with a grant date fair value of $5 million to our CEO in June 2019. Subsequently, our CEO declined to accept the option award granted to him in order to provide us with greater flexibility for additional grants to our other employees as awards for exceptional performance and future leadership. Accordingly, the option award to our CEO was cancelled in August 2019.
•Long-Term Incentive Compensation of Other Named Executive Officers – As part of the annual review of our executive compensation program, granted long-term incentive compensation in June 2019 in the form of options to purchase ordinary shares and restricted stock unit (“RSU”) awards that may be settled for ordinary shares to Messrs. Moorjani, Katz and Kluge with grant date fair values ranging in the aggregate from $1.4 million to $3.5 million. After evaluating his unvested equity holdings in comparison to those of executives holding comparable positions among the companies in our compensation peer group, the Compensation Committee determined not to grant any long-term incentive compensation to Mr. Garrett in fiscal year 2020.
In addition, the Compensation Committee (and, in the case of our CEO, the non-executive directors on our board of directors upon the recommendation of the Compensation Committee) approved annual cash incentive awards under our Executive Incentive Compensation Plan to our CEO, CFO and CRO in the amount of $196,886, $191,636 and $259,890, respectively. As discussed in greater detail below, Messrs. Kluge and Garrett were not eligible to receive an annual cash incentive award under our Executive Incentive Compensation Plan, which is consistent with our historical compensation practices.
Relationship Between Pay and Performance
We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding and retaining our Named Executive Officers with the goal of promoting the interests of our stakeholders, such as our shareholders, creditors, employees, and other stakeholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our Named Executive Officers’ annual target total direct compensation is both “at-risk” and variable in nature. While we do not determine either “variable” or “fixed” pay for each Named Executive Officer with reference to a specific percentage of target total direct compensation, consistent with our “pay-for-performance” philosophy, generally, we seek to emphasize variable pay over fixed pay.
Generally, this philosophy is reflected in the target total direct compensation opportunities of our Named Executive Officers. In fiscal year 2020, the majority of the target total direct compensation granted to Mr. Banon consisted of variable pay in the form of a target annual cash incentive award and long-term incentive compensation in the form of an option to purchase ordinary shares. However, as noted above, this stock option was subsequently cancelled when Mr. Banon declined to accept it. As granted by the Compensation Committee, fixed pay, primarily consisting of base salary, made up only 6.7% of Mr. Banon’s target total direct compensation, while variable pay, consisting of his target annual cash incentive award and long-term incentive compensation in the form of equity awards, made up 93.3% of his target total direct compensation.
In the case of Messrs. Moorjani and Katz, their target total direct compensation packages were similar to that of Mr. Banon, consisting of “at risk” variable pay in the form a target annual cash incentive award and long-term incentive compensation in the form of both an option to purchase ordinary shares and an RSU award that may be settled for ordinary shares. Given the modest levels of their base salaries, variable pay made up 91.1% of Mr. Moorjani’s target total direct compensation and 83.7% of Mr. Katz’ target total direct compensation.
Similarly, Mr. Kluge’s target total direct compensation package was considered to be largely comprised of “at risk” variable pay even though he did not participate in our Executive Incentive Compensation Plan. Even without a target annual cash incentive award, Mr. Kluge’s equity award made up 76.5% of his target total direct compensation for fiscal year 2020. In the case of Mr. Garrett, given the value of his outstanding equity awards that were to vest in fiscal year 2020 and future periods, the Compensation Committee considered the realizable compensation payable to Mr. Garrett during fiscal year 2020 and future periods to constitute sufficient “at risk” variable compensation since the ultimate value of the awards was wholly dependent on the performance of our stock price.
As we continue to mature as a public company, we believe that the compensation elements provided to all of our Named Executive Officers will continue to emphasize “at risk” and variable pay that should enable us to provide a balanced set of incentives for our Named Executive Officers to meet our business objectives and drive long-term growth.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during fiscal year 2020:
What We Do:

•Maintain Independent Compensation Committee. The Compensation Committee is composed solely of independent directors who determine our compensation policies and practices (or, with regard to the CEO, recommend compensation policies and practices to the non-executive directors serving on our board of directors, who determine such policies and practices) and who have established effective means for communicating with our shareholders regarding their executive compensation views and concerns, as described in this proxy statement.

•Periodic Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy periodically (or, with regard to the compensation strategy for our CEO, reviews and recommends to the non-executive directors serving on our board of directors to approve such strategy), including a review of our compensation peer group used for comparative purposes.
•Maintain Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to assist with the annual executive compensation review. This consultant performed only compensation-related services for us in fiscal year 2020.
•Compensation At-Risk. Our executive compensation program is designed so that in setting or recommending our Named Executive Officers’ compensation in a given year, the Compensation Committee considers whether a sufficient portion of their compensation is “at risk” based on corporate performance to align the interests of our Named Executive Officers and shareholders.
•Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers vest over multi-year periods, consistent with current market practice and our retention objectives.
•“Double-Trigger” Change-in-Control Arrangements. Under our severance arrangements with our Named Executive Officers, all change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid).
•Health or Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees in the country of their employment.
•Succession Planning. Our board of directors and the Nominating and Corporate Governance Committee review the risks associated with our executive officer positions to ensure adequate succession plans are in place.
What We Don’t Do:

•No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) plan on the same basis as our other employees in the United States.
•Limited Perquisites. We provide minimal perquisites and other personal benefits to our Named Executive Officers.
•No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation benefits.
•No “Golden Parachute” Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company that our Named Executive Officers might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).
•No Hedging or Pledging of our Securities. We prohibit our employees, including our officers, and the members of our board of directors from engaging in hedging transactions or pledging our securities as collateral for a loan or holding our securities in a margin account.
Shareholder Advisory Vote on Frequency of Future Shareholder Advisory Votes on Named Executive Officer Compensation
Through the end of fiscal year 2020, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and we were not required to hold a shareholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “Say-on-Pay” vote. As we are no longer an “emerging growth company,” at the Annual Meeting to which this proxy statement relates, we will be conducting a non-binding shareholder advisory vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). See Proposal 7 in this proxy statement.
With respect to the Say-When-on-Pay vote, shareholders will have the option of voting on whether future Say-on-Pay votes should be held every one, two or three years, or abstaining from such vote. In determining the frequency of future Say-on-Pay votes, our board of directors will take into consideration the preference of our shareholders as reflected by the results of this “frequency” vote. Our board of directors is recommending that we hold future Say-on-Pay votes on an annual, rather than a biennial or triennial, basis.
We value the opinions of our shareholders. Our board of directors and the Compensation Committee will consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers.
Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives and aligns our Named Executive Officers’ interests with those of our shareholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•provide market competitive compensation and benefit levels that will attract, motivate, reward and retain a highly talented team of executives within the context of responsible cost management;
•establish a direct link between our financial and operational results and strategic objectives and the compensation of our executives;
•align the interests and objectives of our executives with those of our shareholders by linking their long-term incentive compensation opportunities to shareholder value creation and their cash incentives to our annual performance; and
•offer total compensation opportunities to our executives that, while competitive, are internally consistent and fair.
We structure the annual compensation of our Named Executive Officers using base salary and long-term incentive compensation in the form of equity awards. In addition, our CEO, CFO and CRO are eligible to earn annual cash incentive awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and shareholders and to link pay with performance.
We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in determining the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of unvested equity awards granted previously.
Compensation-Setting Process

Role of the Compensation Committee
The Compensation Committee discharges many of the responsibilities of our board of directors relating to the compensation of our Named Executive Officers, and periodically reviews and makes recommendations to our non-executive directors serving on our board of directors regarding their compensation, subject to the terms of our Remuneration Policy (as required by Dutch corporate law). Notwithstanding the responsibility of our board of directors, the Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our Named Executive Officers. Our board of directors has delegated express authority to the Compensation Committee to serve as the administrator of the 2012 Plan.

The Compensation Committee has authority to make decisions regarding the compensation of our Named Executive Officers (other than our CEO) and makes recommendations to the non-executive directors on our board of directors regarding the compensation of our CEO. The non-executive directors on our board of directors make all final decisions regarding the compensation of our CEO with due observance to the Remuneration Policy adopted by our general meeting of shareholders in 2018.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our Named Executive Officers when making decisions and recommendations with respect to their compensation.
The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the “Investor Relations” section of our website, which is located at ir.elastic.co by clicking on “Corporate Governance” under “Governance.”
The Compensation Committee retains a compensation consultant to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making its decisions and recommendations with respect to the compensation of our Named Executive Officers.
Setting Target Total Direct Compensation
Each year, the Compensation Committee conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the first quarter of the fiscal year. As part of this review, the Compensation Committee evaluates the base salary levels and long-term incentive compensation of our Named Executive Officers, as well as the annual cash incentive awards for our Named Executive Officers who are eligible to receive such awards, and all related performance criteria.
The Compensation Committee does not establish a specific target for formulating the target total direct compensation of our Named Executive Officers. In making decisions and recommendations about the compensation of our Named Executive Officers, the members of the Compensation Committee are initially presented with a competitive market analysis prepared by its compensation consultant based on data gathered from the companies in our compensation peer group and considerations from broader executive compensation trends for its review and consideration. Drawing on this data, the members of the Compensation Committee then apply their professional experience to consider the following factors as applicable:
•our executive compensation program objectives;
•our performance against the financial, operational and strategic objectives established by the Compensation Committee and our board of directors;
•each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;
•the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;
•our CEO’s compensation relative to that of our other Named Executive Officers, and compensation parity among our Named Executive Officers;

•the compensation practices of our compensation peer group and broader executive compensation trends and the positioning of each Named Executive Officer’s compensation in a ranking of executive officer compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions and recommendations. The members of the Compensation Committee consider this information in view of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions and recommendations.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions and recommendations with respect to our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as from more broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on his evaluation of their performance for the prior year.
The Compensation Committee reviews and discusses such proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our CEO also attends meetings of our board of directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of the Compensation Consultant
The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In fiscal year 2020, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers, and with the data analysis and selection of the compensation peer group.
During fiscal year 2020, Compensia attended meetings of the Compensation Committee as requested and provided various services including the following:
•the review, analysis and updating of our compensation peer group;

•the review and analysis of the base salary levels, target annual cash incentive awards and long-term incentive compensation of our Named Executive Officers against competitive market data based on the companies in our compensation peer group and/or selected broad-based compensation surveys;
•an assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•consultation with the Compensation Committee chair and other members between Compensation Committee meetings; and
•support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement includes reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and job matching for our executive officers. In fiscal year 2020, Compensia provided only compensation-related services for us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during fiscal year 2020. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Section 303A.05(c)(iv) of the rules of the NYSE relating to the independence of the Compensation Committee’s compensation advisors and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions and recommendations with respect to the compensation of our Named Executive Officers.
The compensation peer group for fiscal year 2020, which was developed in February 2019 with the assistance of Compensia to analyze the compensation of our Named Executive Officers, was composed of publicly-traded technology companies against which we compete for executive talent. In identifying and selecting the companies for the compensation peer group, Compensia considered the following primary criteria:
•publicly-traded companies in the software and internet services sectors identified on a national basis, with a focus on California-based companies;
•similar revenues – within a range of ~0.5x to ~2.0x our trailing four fiscal quarters’ revenue; and
•similar market capitalization – within a range of ~0.33x to ~3.0x our then-market capitalization.

After consultation with Compensia, the Compensation Committee approved the following compensation peer group for use when making its fiscal year 2020 executive compensation decisions:

2U	MongoDB	Tenable Holdings
Alarm.com Holdings	New Relic	The Trade Desk
Alteryx	Okta	Twilio
Cloudera	Paylocity Holding	Zendesk
Coupa Software	Qualys	Zscaler
Five9	SailPoint Technologies	Zuora
HubSpot	Smartsheet
The Compensation Committee used data gathered by Compensia from the public filings of the companies in our compensation peer group, as well as data from custom data cuts drawn from the Radford Global Technology Survey database that are similar to us in revenue, market capitalization and industry for purposes of providing additional perspective in the case of executive positions where the compensation peer group offered a limited number of relevant data points. This data permitted us to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including base salary, target annual cash incentive awards and long-term incentive compensation.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
Our executive compensation program consists principally of base salary and long-term incentive compensation in the form of equity awards. In addition, our CEO, CFO, and CRO are also eligible to receive annual cash incentive awards.
Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary), and makes adjustments (other than with respect to our CEO) that it determines are reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions. With respect to our CEO, the non-executive directors serving on our board of directors determine any base salary adjustments upon the recommendation of the Compensation Committee.
In May 2019, the Compensation Committee reviewed the base salaries of our Named Executive Officers. The Compensation Committee recommended to the non-executive directors on our board of directors that the base salary of our CEO be increased to be more competitive with the base salaries of similarly-situated chief executive officers at companies of comparable size and stage of maturity. In addition, the Compensation Committee determined to increase the base salaries of certain of our other Named Executive Officers to bring their base salaries to levels that were comparable to those of similarly-situated executives in the competitive marketplace. In making this recommendation and these decisions, the Compensation Committee took into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own base salary) and the current retention risks and challenges facing us, as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Subsequently, the non-executive directors on our board of directors increased the base salary of our CEO in June 2019 upon the recommendation of the Compensation Committee.
The base salaries of our Named Executive Officers as determined for fiscal year 2020 were as follows:

Named Executive Officer	Fiscal Year 2019 Base Salary	Fiscal Year 2020 Base Salary (1)	Percentage Change
Shay Banon	$330,000	$375,000	13.6%
Janesh Moorjani	$330,000	$365,000	10.6%
Kevin Kluge	$400,000	$430,000	7.5%
W.H. Baird Garrett	$400,000	$400,000	---
Aaron Katz (2)	$330,000	$330,000	---
(1)These base salaries were effective May 1, 2019.
(2)On February 26, 2020, Mr. Katz transitioned from his role as our CRO to an advisory role to our CEO.
The base salaries paid to our Named Executive Officers during fiscal year 2020 are set forth in “Executive Compensation Tables—Summary Compensation Table” below.
Annual Cash Incentives
Our board of directors has adopted, and our general meeting of shareholders has approved, the Executive Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is administered by the Compensation Committee. The Bonus Plan enables the Compensation Committee to provide cash incentive awards to selected employees, including our Named Executive Officers (other than our CEO), based upon our actual achievement as measured against performance metrics established by the Compensation Committee. In the case of our CEO, the performance metrics for his cash incentive awards and the actual payment of the awards are established by the non-executive directors serving on our board of directors, upon the recommendation from the Compensation Committee. The Compensation Committee believes that the financial performance measures used in the Bonus Plan contribute to driving the creation of long-term stakeholder value, including shareholder value, and play an important role in influencing the performance of our Named Executive Officers who participate in the plan, who are most directly responsible for our overall success.
Under the Bonus Plan, each fiscal year (generally during the first fiscal quarter) the Compensation Committee approves the terms and conditions that will serve as the basis for determining the eligibility for, and amount of, cash incentive awards to be paid under the Bonus Plan. Typically, performance under the Bonus Plan is measured semi-annually as of October 31st and April 30th of each fiscal year. After the end of each six-month period, the Compensation Committee reviews our actual achievement against the target levels for the corporate performance measures established for that period and determines the cash incentive awards, if any, to be paid under the plan. Awards are paid out following the approval by the Compensation Committee and, in the case of our CEO, the approval by the non-executive directors serving on our board of directors.
The Compensation Committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award. In the case of our CEO the non-executive directors serving on our board of directors determine whether the CEO’s actual award is increased, reduced or eliminated, taking into consideration the recommendation of the Compensation Committee. The actual award may be below, at or above a participant’s target annual cash incentive award, as determined at the Compensation Committee’s discretion or, in the case of our CEO, recommended by the Compensation Committee to the non-executive directors serving on our board of directors for their discretionary action. The Compensation Committee may determine the amount of any change (or recommendation for any change in the case of our CEO) on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers. In fiscal year 2020, neither the Compensation Committee nor, in the case of our CEO, the non-executive directors serving on our board of directors, exercised their discretion with respect to any of the actual cash incentive award payments made under the Bonus Plan.
Prior to fiscal year 2019, we did not use a cash incentive plan to incentivize our executive team (other than the sales commission arrangements for our CRO), but instead relied primarily on the incentives provided by stock option awards that increased in value as the value of the business increased. In May 2019, the Compensation Committee approved (or in the case of Mr. Banon, recommended to the non-executive directors serving on our board of directors) the financial performance metrics for fiscal year 2020 in connection with the Bonus Plan for fiscal year 2020 (the “Fiscal Year 2020 Bonus Plan”) to provide incentives for Messrs. Banon, Moorjani and Katz, the Named Executive Officers best positioned to drive corporate performance to meet or exceed our principal business objectives as set forth in our fiscal year 2020 annual operating plan. In June 2019, the non-executive directors serving on our board of directors approved the financial performance metrics for Mr. Banon for fiscal year 2020, upon the recommendation of the Compensation Committee. The Compensation Committee believed that the provision of annual cash incentive award opportunities to these Named Executive Officers was appropriate because they had the ability to exert the greatest influence on the success of our business as a whole through their involvement in the development and execution of our core strategies. As a result, these Named Executive Officers were eligible to receive a cash incentive award based upon the attainment of corporate performance measures that were established by the Compensation Committee and which related to financial objectives that were important to us as approved by our board of directors as part of our annual operating plan. The annual operating plan for fiscal year 2020 was based on aspirational business goals (that is, stretch goals) in order to drive strong growth. The Compensation Committee approved corporate performance metrics or, in the case of our CEO recommended such action to the non-executive directors serving on our board of directors, commensurate with the operating plan target levels because it wanted to incentivize and stretch these Named Executive Officers to achieve extraordinary performance under the Company’s first executive cash incentive plan. The Fiscal Year 2020 Bonus Plan was funded based on our actual results for the first and second halves of the fiscal year as evaluated against these performance metrics.
Target Annual Cash Incentive Award Opportunities
For purposes of the Fiscal Year 2020 Bonus Plan, target annual cash incentive awards were to be based upon a specific percentage of each eligible Named Executive Officer’s annual base salary. In May 2019, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual cash incentive award opportunities of Messrs. Banon, Moorjani and Katz. The Compensation Committee recommended to the non-executive directors on our board of directors that the target annual cash incentive award opportunity of Mr. Banon be increased to be competitive with the target annual cash incentive opportunities of similarly-situated chief executive officers at companies of comparable size and stage of maturity. In addition, the Compensation Committee determined to increase the target annual cash incentive award opportunity of Mr. Moorjani to make it more competitive with the target annual cash incentive opportunities of similarly-situated chief financial officers at companies of comparable size and stage of maturity and to leave the target annual cash incentive award opportunity of Mr. Katz at its fiscal year 2019 level. In making this recommendation and these decisions, the Compensation Committee took into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own target annual cash incentive opportunity) and the current retention risks and challenges facing us, as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Subsequently, the increase to the target annual cash incentive opportunity of our CEO was approved by the non-executive directors serving on our board of directors in June 2019. Given the goals established by the Compensation Committee for the Fiscal Year 2020 Bonus Plan, it required extraordinary corporate performance for fiscal year 2020 for Messrs. Banon, Moorjani and Katz to receive their annual cash incentive award opportunity at target levels.
The target annual cash incentive award opportunities under the Fiscal Year 2020 Bonus Plan for Messrs. Banon, Moorjani and Katz were 60%, 60%, and 90%, respectively of their annual base salary, compared to 50%, 40% and 90%, respectively of their annual base salary in fiscal year 2019.
Corporate Performance Metrics
In May 2019, the Compensation Committee selected the following two performance metrics for the Fiscal Year 2020 Bonus Plan: calculated billings and non-GAAP operating margin percentage. The Compensation Committee believed these performance metrics were appropriate because, in its view, they continued to be the best indicators of our successful execution of our annual operating plan. In addition, they provided a strong emphasis on growth and managing profitability, which the Compensation Committee believed would most directly influence the creation of sustainable long-term shareholder value. Four-fifths of the target annual cash incentive award payout under the Fiscal Year 2020 Bonus Plan was based on the attainment of calculated billings goals, while one-fifth was based on the attainment of non-GAAP operating margin percentage.
For purposes of the Fiscal Year 2020 Bonus Plan:

▪“calculated billings” meant total revenue plus the increase in total deferred revenue as presented on or derived from our condensed consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period; and
▪“non-GAAP operating margin percentage” meant GAAP operating margin excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets and acquisition-related expenses.
In May 2019, the Compensation Committee established threshold, target and maximum achievement levels for each of these performance metrics for the first half of fiscal year 2020 (April 1, 2019 through October 31, 2019). Subsequently, in November 2019, the Compensation Committee established threshold, target and maximum achievement levels for each of these performance metrics for the second half of fiscal year 2020 (November 1, 2019 through April 30, 2020). In establishing these performance levels in May and November, the Compensation Committee set them at an amount that it believed was necessary to provide a target total cash compensation opportunity that was competitive in the market and to motivate Messrs. Banon, Moorjani and Katz to achieve an aggressive level of growth and profitability. The target achievement levels were set based on our operating plan for those periods. Following the Compensation Committee’s decisions in May and November, the bonus targets and thresholds for Mr. Banon for the first half of fiscal year 2020 were approved by the non-executive directors serving on our board of directors in June 2019 while the bonus targets and thresholds for the second half of fiscal year 2020 were approved by the non-executive directors serving on our board of directors in December 2019 (in each case upon the recommendation of the Compensation Committee).
To the extent that performance for either metric was below the threshold performance level, there would be no payout with respect to that metric. In addition, the potential payment for any metric was capped at the maximum performance level. Achievement levels and payout percentages for performance between the threshold and maximum performance levels were set forth in tables approved by the Compensation Committee.
The performance levels for the two performance metrics for the first half and second half of fiscal year 2020 were established as follows: (i) with respect to calculated billings, the payout percentage was 0% for achievement at less than 80% of target, 50% for achievement at 80% of target, 100% for achievement at 100% of target, and 150% for achievement at or above 120% of target; and (ii) with respect to non-GAAP operating margin percentage, the payout percentage was 0% for achievement more than five percentage points below target, 50% for achievement at five percentage points below target, 100% for achievement at target, and 150% for achievement at five or more percentage points above target. For both performance metrics, for achievement between threshold and target, and between target and maximum, the payout was to be determined on a linear interpolation basis.
Annual Cash Incentive Payouts
For the six-month period ended October 31, 2019, the achievement determined by the Compensation Committee was 86% of the calculated billings target. Our non-GAAP operating margin percentage exceeded the target level by two and nine-tenths percentage points. The achievement of the performance metrics for the first half of fiscal year 2020 generated a combined payout percentage of 77% of the target annual cash incentive award opportunity for that six-month period.
For the six-month period ended April 30, 2020, the achievement determined by the Compensation Committee was 94% of the calculated billings target. Our non-GAAP operating margin percentage exceeded the target level by five and five-tenths percentage points. The achievement of the performance metrics for the second half of fiscal year 2020 generated a combined payout percentage of 98% of the target annual cash incentive award opportunity for that six-month period.
Based on these determinations, the Compensation Committee recommended to the non-executive directors serving on our board of directors that Mr. Banon should receive and determined that Messrs. Moorjani and Katz should receive the following annual cash incentive award payouts under the Fiscal Year 2020 Bonus Plan for fiscal year 2020: (i) with respect to the first half of fiscal year 2020, amounts for Messrs. Banon, Moorjani, and Katz of $86,490, $84,184, and $114,167, respectively, and (ii) with respect to the second half of fiscal year 2020, amounts for Messrs. Banon, Moorjani, and Katz of $110,396, $107,452, and $145,723, respectively.
In the case of Mr. Banon, the non-executive directors serving on our board of directors approved the annual cash incentive award payout for the first half of fiscal year 2020 in December 2019 and approved the annual cash incentive award payout for the second half of fiscal year 2020 in July 2020. The annual cash incentive award payouts for Messrs. Banon, Moorjani and Katz for the first half of the fiscal year were paid in the third fiscal quarter of fiscal year 2020 and for the second half of the fiscal year were paid in the first fiscal quarter of fiscal year 2021.
The annual cash incentive awards paid to our Named Executive Officers for fiscal year 2020 are set forth in “Executive Compensation Tables—Summary Compensation Table” below.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our ordinary shares and, thereby, to align their interests with the interests of our shareholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our shareholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market and as such contribute to the long-term value creation for all our stakeholders.
Currently, we use options to purchase ordinary shares and RSU awards with time-based vesting requirements that may be settled for ordinary shares to motivate, reward and retain our Named Executive Officers for long-term increases in the value of our ordinary shares. The Compensation Committee believes that because stock options provide for an economic benefit only in the event that our stock price increases over the exercise price of the option, these awards effectively align the interests of our Named Executive Officers with the interests of our shareholders and provide our Named Executive Officers with a significant incentive to manage our business from the perspective of a person with an equity stake in the business. In addition, because RSU awards have value to the recipient even in the absence of stock price appreciation, the Compensation Committee believes that we are able to incentivize and retain our Named Executive Officers using fewer ordinary shares than would be necessary if we used stock options exclusively to provide an equity stake in the Company. Since the value of RSU awards increases or decreases with any increase or decrease in the value of the underlying ordinary shares, RSU awards also provide incentives to our Named Executive Officers that are aligned with the interests of our shareholders.
To date, the Compensation Committee has not applied a rigid formula in determining the size of the equity awards to be granted to our Named Executive Officers as part of our annual focal review of equity awards. Instead, in making these decisions and, in the case of our CEO, its recommendation to the non-executive directors on our board of directors, the Compensation Committee has exercised its judgment as to the amount of the awards after considering the unvested equity holdings of each Named Executive Officer and the ability of these unvested holdings to satisfy our retention objectives. In addition, in granting equity awards to all of our employees, including our Named Executive Officers, the Compensation Committee considers the proportion of our total ordinary shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies, the potential economic and voting power dilution to our shareholders in relation to the median practice of the companies in our compensation peer group and other recently-public technology companies and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.
In May 2019, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own equity award), as well as the factors described in the preceding paragraph, the Compensation Committee determined that equity awards should be granted to Messrs. Moorjani, Kluge and Katz in the form of options to purchase ordinary shares and RSU awards with time-based vesting requirements that may be settled for ordinary shares. Further, the Compensation Committee determined that the dollar value of the stock options should comprise 75% of each Named Executive Officer’s fiscal year 2020 equity award, and the dollar value of the RSU awards should comprise the remaining 25% of the award. After reviewing Mr. Garrett’s unvested equity awards to assess whether they were achieving our incentive and retention objectives and comparing these amounts to the equity awards granted to similarly situated executives at the companies in our compensation peer group, the Compensation Committee determined not to grant any equity awards to Mr. Garrett at that time.
In the case of our CEO, after taking into consideration a competitive market analysis prepared by Compensia and the factors described above the Compensation Committee recommended to the non-executive directors on our board of directors that our CEO be granted an option to purchase ordinary shares with a grant date fair value of $5 million. The stock option grant for our CEO was approved by the non-executive directors on our board of directors in June 2019. Subsequently, our CEO entered into discussions with the non-executive directors on our board of directors in relation to this stock option grant. While he appreciated our board of directors’ desire to ensure that he was fairly compensated for his role and responsibilities with the Company, he requested that, at this critical time in the Company’s development, the equity be allocated to certain key employees to recognize their exceptional performance and to signal to other members of our leadership team their overall importance to the organization. The non-executive directors on our board of directors agreed with our CEO’s request and the parties mutually agreed to cancel the stock option so that the ordinary shares allocated thereto could be regranted to certain key employees to further incentivize their efforts on behalf of the Company and to strengthen our retention objectives with these individuals. Accordingly, consistent with his request, the stock option granted to our CEO was cancelled in August 2019.
The aggregate equity awards granted to our Named Executive Officers for fiscal year 2020 were as follows:

Named Executive Officer	Stock Option (# of shares)	Stock Option (grant date fair value)	RSU Award (# of shares)	RSU Award (grant date fair value)	Aggregate Equity Awards (grant date fair value)
Shay Banon (1)	113,539	$5,000,000	—	—	$5,000,000
Janesh Moorjani	57,285	$2,625,000	10,607	$875,000	$3,500,000
Aaron Katz (2)	22,914	$1,050,000	4,243	$350,000	$1,400,000
Kevin Kluge	22,914	$1,050,000	4,243	$350,000	$1,400,000
W.H. Baird Garrett	—	—	—	—	—
(1)As described above, Mr. Banon declined to accept the option to purchase ordinary shares that was granted to him in June 2019. Subsequently, the option was cancelled in August 2019.
(2)On February 26, 2020, Mr. Katz transitioned from his role as our CRO to an advisory role to Mr. Banon.
In fiscal year 2020, we used a longer and “backloaded” vesting schedule for the equity awards granted to our executive officers. This approach stems from the strong growth of our stock price since our IPO and the significant amount of unvested pre-IPO equity held by our executive officers that is scheduled to vest over the next two to three years. Based on these factors, the Compensation Committee believes that their current unvested equity awards provide both significant incentive value and a strong retention hold for our Named Executive Officers over the next two to three years. Consequently, in an effort to maximize the value to the Company of our equity compensation, the Compensation Committee decided to delay the vesting commencement dates of the awards until such time as a significant portion of their previously-granted pre-IPO awards are vested. We believe that this approach focuses the unvested value of the new awards to when they will have the strongest retention and incentive effect. In addition, it enhances the likelihood of a stronger retention hold for their new awards if the value of our shares increases over the period from grant to when the awards will begin to vest. This approach is reflected in the vesting schedules for the June 2019 stock options and RSU awards:
•The options to purchase ordinary shares vest (and become exercisable) as follows: 1/48th of the ordinary shares subject to an option will vest on the 31-month anniversary of June 8, 2019 (the “Vesting Commencement Date”), and 1/48th of the ordinary shares subject to the option will vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to the Named Executive Officer remaining in continuous service status (as that term is defined in the 2012 Plan) through each such date.
•The RSU awards that may be settled for ordinary shares vest as follows: 1/8th of the units subject to an award will vest on the third anniversary of the Vesting Commencement Date, and 1/8th of the units subject to the award will vest every six months thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to the Named Executive Officer remaining in continuous service status (as that term is defined in the 2012 Plan) through each such date. Upon vesting, the RSU awards may be settled by issuing that number of ordinary shares that equal the number of units that have vested.
The equity awards granted to our Named Executive Officers during fiscal year 2020 are set forth in “Executive Compensation Tables—Summary Compensation Table” and “Executive Compensation Tables—Grants of Plan-Based Awards Table” below.

Health, Welfare and Retirement Benefits
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.
We maintain a Section 401(k) plan for our employees, including our Named Executive Officers. The Section 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their accounts under the Section 401(k) plan. The Section 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. Typically, we make matching contributions to the plan up to 6% of an eligible employee’s compensation, to a maximum match of $17,100 for calendar year 2020 or $15,600 for calendar years 2019 and 2018. All eligible employees’ interests in our matching contributions, if any, vest immediately at the time of contribution. The Section 401(k) plan also contains a Roth component.
We also maintain defined-contribution plans for employees in certain other countries.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During fiscal year 2020, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee. In the case of our CEO, the non-executive directors serving on our board of directors will approve all perquisites or other personal benefits and subject them to periodic review upon the recommendation of the Compensation Committee.
Employment Arrangements
We have entered into a written employment agreement with our CEO and employment letters with each of our other Named Executive Officers. The arrangement with our CEO was approved by the non-executive directors serving on our board of directors and our general meeting of shareholders consistent with Dutch legal requirements as they applied prior to our IPO. The arrangements with each of our other Named Executive Officers have been approved on our behalf by the Compensation Committee. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.
Each of these employment arrangements does not have a specific term, provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause) and generally set forth the Named Executive Officer’s initial base salary, target annual cash incentive opportunity, if applicable, and eligibility to participate in our standard employee benefit plans and programs.
Our CEO’s employment agreement also provides that he may be eligible to receive certain severance payments and benefits in connection with certain terminations of employment with the Company, including a termination of employment in connection with a change in control of the Company. The amount and type of the severance payments and benefits provided under our CEO’s employment agreement, as well as the terms and conditions under which such severance payments and benefits may be provided, are identical in all material respects to the provisions regarding severance payments and benefits provided for in our change in control and severance agreements, as described under “Post-Employment Compensation” below.
For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.
Post-Employment Compensation
In addition to the severance provisions contained in our CEO’s employment agreement, we have entered into change in control and severance agreements with each of our other Named Executive Officers (collectively, the severance provisions in our CEO’s employment agreement and the change in control and severance agreements are referred to as the “Severance Arrangements”). The Severance Arrangements provide for certain protections in the event of specified involuntary terminations of employment, including an involuntary termination of employment in connection with a change in control of the Company, in exchange for executing a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigning from all positions the Named Executive Officer may hold as an officer or director.
The Severance Arrangements provide reasonable compensation in the form of severance pay and certain limited benefits to a Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that the Severance Arrangements help maintain our Named Executive Officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.
Under the Severance Arrangements, all payments and benefits in the event of a change in control of the Company are payable only if there is a connected involuntary loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
In the event of a change in control of the Company, to the extent that any of the amounts provided for under the Severance Arrangements would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, a Named Executive Officer will receive such payment as would entitle him or her to receive the greatest after-tax benefit, even if it means that we pay the Named Executive Officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
We do not provide any tax reimbursement payments (or “gross-ups”) on excise taxes relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.
Separation and Transition Agreement with Mr. Katz
In connection with the transition from his role as our CRO to an advisory role to our CEO, we entered into a separation and transition agreement with Mr. Katz on February 25, 2020 (the “Separation Agreement”). Pursuant to

the Separation Agreement, during the period from February 26, 2020 through August 1, 2020 (the “Scheduled Separation Date”), Mr. Katz continued as an employee of Elasticsearch, Inc. and provided certain transition services. Under the Separation Agreement, Mr. Katz will receive the following severance payments and benefits as a result of his continued employment with Elasticsearch, Inc. through the Scheduled Separation Date (Mr. Katz would also have been eligible to receive the following severance payments and benefits if his employment was terminated without “cause” (as such term is defined in our Executive Change in Control Severance Plan) prior to the Scheduled Separation Date):
•a lump sum cash payment equal to $165,000 (representing six months of his annual base salary);
•a lump sum cash payment in the amount of $148,500 (representing 50% of the annual target incentive bonus for the year of his termination of employment under our Bonus Plan); and
•reimbursement of the COBRA premiums of Mr. Katz and his dependents for up to 12 months following the date he and his dependents suffer a loss of health coverage under our group health plan, subject to his timely electing COBRA continuation coverage.
Pursuant to the Separation Agreement, Mr. Katz’s employment was automatically terminated on the Scheduled Separation Date. The Separation Agreement also includes, among other terms, a general release of claims in favor of Elasticsearch, Inc. and its affiliates, continued confidentiality obligations by Mr. Katz and a non-disparagement provision.
Other Compensation Policies

Equity Award Grant Policy
Our equity award grant policy governs our grant of equity awards under our 2012 Plan and such other equity compensation plans as we may adopt from time to time. Pursuant to our equity award grant policy, duly authorized equity awards are granted to employees on predetermined grant dates in a manner that is consistent with the terms set forth in the policy. Consistent with our policy:
•We do not grant long-term incentive awards in anticipation of the release of material non-public information and have never had a practice of doing so.
•We have never timed and do not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation.
Compensation Recovery (“Clawback”) Policy
Pursuant to Dutch corporate law, our Remuneration Policy provides that the short-term and long-term variable remuneration of the directors of the Company, including our Chairman of our board of directors and CEO, whether payable in cash or equity, may be adjusted or partly or fully clawed back to the extent it was paid on the basis of incorrect information (i) underlying the targets to be achieved or (ii) regarding the circumstances on which the variable remuneration was made conditional.
Prohibition on Hedging and Pledging of Securities
Under our Insider Trading Policy, our employees, including officers, and the members of our board of directors are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than share options, share appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company). This includes any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our employees, including officers, and the members of our board of directors may not engage in short sales (that is, the sale of a security that must be borrowed to make delivery) or “sell short against the box” (that is, a sale with a delayed delivery) involving our securities.
Also, under our Insider Trading Policy, our employees, including officers, and the members of our board of directors may not pledge our securities as collateral for a loan or hold our securities in a margin account.

Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) to $1 million per individual per year, subject to certain exceptions. The regulations promulgated under Section 162(m) contain a transition rule that applies to companies that become subject to Section 162(m) by reason of becoming publicly held. Pursuant to this rule, certain compensation granted during a transition period (and, with respect to RSU awards, that are paid out before the end of the transition period) currently is not counted toward the deduction limitations of Section 162(m) if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering and certain other requirements are met. We currently expect our transition period to expire at our annual general meeting of shareholders to be held in 2022, although it could expire earlier in certain circumstances.
Although the Compensation Committee may consider the tax implications as one factor in making compensation decisions for our covered employees, the Compensation Committee also considers other factors in making such decisions, including ensuring that our executive compensation program supports our business strategy. Consequently, the Compensation Committee retains the discretion and flexibility to compensate our Named Executive Officers in a manner consistent with the objectives of our executive compensation program and the best interests of the Company and our shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit of Section 162(m). While the transition relief for newly-public companies may help to minimize the effect of the Section 162(m) deduction limit under Section 162(m) in the short-term, we expect that, going forward, some portion of our Named Executive Officers’ compensation will not be fully deductible by the Company for federal income tax purposes.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Executive Compensation Tables
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the last three fiscal years during which such individuals were Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Shay Banon	2020	375,000	—	—	4,872,356 (3)	196,886	—	5,444,242
Chief Executive Officer	2019	330,000	—	—	—	169,760	—	499,760
	2018	400,000	—	—	7,514,361	—	306,494 (4)	8,220,855
Janesh Moorjani	2020	365,000	—	863,304	2,669,951	191,636	16,298 (5)	4,106,189
Chief Financial Officer	2019	330,000	—	—	—	135,808	6,602 (5)	472,410
	2018	272,820 (6)	200,000 (7)	—	3,462,657	—	23,600 (5)	3,959,077
Aaron Katz (8)	2020	330,000	—	345,338	1,067,980	259,890	350,631 (9)	2,353,839
Former Chief Revenue Officer	2019	330,000	—	—	—	333,450 (10)	22,201 (5)	685,651
	2018	500,000	—	—	1,134,880	110,246 (11)	—	1,745,126
Kevin Kluge	2020	430,000	—	345,338	1,067,980	—	12,114 (5)	1,855,432
Senior Vice President of Engineering	2019	400,000	—	—	—	—	20,398 (5)	420,398
	2018	370,000	—	—	1,134,880	—	17,891 (5)	1,522,771
W.H. Baird Garrett	2020	400,000	—	—	—	—	—	400,000
Senior Vice President and General Counsel	2019	400,000	—	—	—	—	8,438 (5)	408,438
	2018	385,000	—	—	453,952	—	24,934 (5)	863,886
(1)The amounts shown represent the grant date fair value of RSU awards and options to purchase shares of ordinary shares granted to the Named Executive Officers for financial reporting purposes pursuant to ASC Topic 718. Such amounts do not represent the amounts paid to or realized by the Named Executive Officers. See Note 11, “Equity Incentive Plans” of the Notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2020 regarding assumptions underlying valuation of equity awards.
(2)Except as otherwise indicated, the amounts reported represent the amounts earned based upon achievement of certain performance goals under our Executive Incentive Compensation Plan. The terms of the Executive Incentive Compensation Plan are summarized under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives.”
(3)Mr. Banon declined to accept this option award in order to provide the Company with greater flexibility for additional grants to our other employees as awards for exceptional performance and future leadership. Accordingly, this option award was cancelled in August 2019.
(4)The amount disclosed represents a $164,413 moving and relocation allowance and $142,080 in additional payments to make such moving and relocation allowance tax neutral to Mr. Banon.
(5)The amount disclosed represents Elastic’s contributions made under our Section 401(k) plan.
(6)Mr. Moorjani joined us as our CFO in August 2017 and received a prorated base salary based on his annual base salary of $400,000.
(7)The amount disclosed represents a cash bonus awarded to Mr. Moorjani under the terms of his initial offer letter with us.
(8)Mr. Katz transitioned from his role as CRO on February 26, 2020.
(9)This amount includes (i) $15,599 of Elastic’s contributions made under our Section 401(k) plan and (ii) the payments Mr. Katz became entitled to receive in connection with his transition from his role as CRO, which included: (i) a lump sum cash payment equal to $165,000 (representing six months of his annual base salary); (ii) a lump sum cash payment in the amount of $148,500 (representing 50% of the annual target incentive bonus for the year of his termination of employment under the Executive Incentive Compensation Plan described in the section above entitled “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives.”); and (iii) payments by us of premiums required to maintain his healthcare insurance for up to 12 months, the cost of which we estimate will be $21,532. For additional information, see the section entitled “—Separation and Transition Agreement with Mr. Katz.”
(10)$305,567 of the amount disclosed represents the amounts earned by Mr. Katz based upon achievement of certain performance goals under our Executive Incentive Compensation Plan, and $27,883 of the amount represents commissions paid to Mr. Katz pursuant to his commission program.
(11)The amount disclosed represents commissions paid to Mr. Katz pursuant to his commission program.

Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made during fiscal year 2020 for each of our Named Executive Officers under any plan, other than Mr. Garrett who did not receive any awards in fiscal year 2020. See “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.” This information supplements the information about these awards set forth in the Summary Compensation Table.

			Estimated possible payouts under non-equity incentive plan awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)
Shay Banon		Annual Cash	112,500	225,000	337,500
	6/19/2019 (5)	Options					113,539	75.09	4,872,356
Janesh Moorjani		Annual Cash	109,500	219,000	328,500
	6/8/2019	RSU				10,607			863,304
	6/8/2019	Options					57,285	81.39	2,669,951
Aaron Katz		Annual Cash	148,500	297,000	445,500
	6/8/2019	RSU				4,243			345,338
	6/8/2019	Options					22,914	81.39	1,067,980
Kevin Kluge	6/8/2019	RSU				4,243			345,338
	6/8/2019	Options					22,914	81.39	1,067,980
(1)Reflects threshold, target and maximum potential payments for awards under the Fiscal 2020 Bonus Plan described in the section above entitled “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives.” Under these awards, the Named Executive Officers (other than Messrs. Kluge and Garrett) were eligible to receive a cash payout subject to the achievement of pre-established corporate performance metrics.
(2)All RSU awards and stock options were granted pursuant to the 2012 Plan.
(3)The exercise price of the stock options is equal to the closing market price of our ordinary shares on the date of grant.
(4)The amounts shown represent the grant date fair value of the RSU awards and options to purchase shares of ordinary shares granted to the Named Executive Officers for financial reporting purposes pursuant to ASC Topic 718. Such amounts do not represent the amounts paid to or realized by the Named Executive Officers. See Note 11, “Equity Incentive Plans” of the Notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2020 regarding assumptions underlying valuation of equity awards.
(5)Mr. Banon declined to accept this option award in order to provide us with greater flexibility for additional grants to our other employees as awards for exceptional performance and future leadership. Accordingly, this option award was cancelled in August 2019.

Outstanding Equity Awards as of Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of April 30, 2020:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Shay Banon	4/2/2018 (2)	8,337	200,000	13.07	04/02/2028
	9/7/2017 (3)	374,198	216,080	10.15	09/06/2027
	4/19/2016 (4)	605,250	—	5.46	04/18/2026
Janesh Moorjani	6/8/2019 (5)	—	57,285	81.39	06/07/2029
	4/2/2018 (6)	6,250	43,750	13.07	04/01/2028
	9/7/2017 (7)	357,317	—	10.15	09/06/2027
	6/8/2019 (8)					10,607	$680,333
Aaron Katz	6/8/2019 (5)	—	22,914	81.39	06/07/2029
	4/2/2018 (6)	25,000	175,000	13.07	04/02/2028
	3/10/2016 (9)	362,916	17,329	5.46	03/09/2026
	7/4/2014 (10)	137,615	—	4.26	07/03/2024
	6/8/2019 (8)					4,243	$272,146
Kevin Kluge	6/8/2019 (5)	—	22,914	81.39	06/07/2029
	4/2/2018 (6)	25,000	175,000	13.07	04/02/2028
	3/10/2016 (11)	35,306	88,769	5.46	03/09/2026
	6/8/2019 (8)					4,243	$272,146
W.H. Baird Garrett	4/2/2018 (6)	10,000	70,000	13.07	04/02/2028
	4/25/2017 (12)	131,250	118,750	9.30	04/24/2027
	5/16/2016 (13)	26,416	14,584	5.46	05/15/2026
	8/2/2015 (14)	1,680	—	4.48	08/01/2025
(1)The market value of unvested RSUs is calculated by multiplying the number of unvested RSUs held by the applicable named executive officer by the closing market price of our ordinary shares on April 30, 2020, which was $64.14.
(2)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 2, 2018, subject to continued service to us through the applicable vesting date.
(3)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2017, subject to continued service to us through the applicable vesting date.
(4)The ordinary shares subject to the option vested in 48 equal monthly installments beginning on January 1, 2016. The option became fully vested on December 1, 2019.
(5)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on January 8, 2022, subject to continued service to us through the applicable vesting date.
(6)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on November 1, 2019, subject to continued service to us through the applicable vesting date.
(7)The option is subject to an early option exercise provision and is immediately exercisable. One-fourth of the ordinary shares subject to the option vested on August 28, 2018, and 1/48th of ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date.
(8)The ordinary shares subject to an award of RSUs vest in eight equal semiannual installments beginning on June 8, 2022, subject to continued service to us through the applicable vesting date.
(9)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on July 4, 2016, subject to continued service to us through the applicable vesting date. As of the date of this Proxy Statement, the ordinary shares subject to the option are fully vested and immediately exercisable.
(10)One-fourth of the ordinary shares subject to the option vested on July 4, 2015, and 1/48th of ordinary shares subject to the option vest monthly thereafter. The option became fully vested on July 4, 2018.
(11)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on July 15, 2017, subject to continued service to us through the applicable vesting date.
(12)The ordinary shares subject to the option vest as follows: (i) 100,000 ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2017; (ii) 75,000 ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2018; and (iii) 75,000 ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2019 in each case subject to continued service to us through the applicable vesting date.

(13)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on July 1, 2017, subject to continued service to us through the applicable vesting date.
(14)One-fourth of the ordinary shares subject to the option vested on July 1, 2016, and 1/48th of ordinary shares subject to the option vest monthly thereafter. The option became fully vested on July 1, 2019.

Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of ordinary shares acquired upon the exercise of stock options during fiscal year 2020 and the aggregate value realized upon the exercise of stock options.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Shay Banon	780,000	62,679,912
Janesh Moorjani	244,852	18,628,731
Aaron Katz	411,066	29,208,092
Kevin Kluge	402,195	29,438,395
W.H. Baird Garrett	67,000	5,299,296
(1)The value realized on exercise is calculated as the difference between the market value of our ordinary shares underlying the options on the date of exercise and the applicable exercise price of those options.
Named Executive Officer Employment Letters
Shay Banon
We entered into an employment agreement with Shay Banon, our CEO, effective as of September 4, 2018. Pursuant to Mr. Banon’s employment agreement, Mr. Banon will continue to serve as our at-will employee and as the executive director designated as our CEO and Chairman of the board of directors, with such Board membership subject to our articles of association, Board Rules, and any required shareholder approvals.
Mr. Banon’s employment agreement provides that his salary will be subject to review and may be increased (but not decreased) based upon the Company’s normal performance review practices, eligibility to receive an annual performance bonus, and eligibility to participate in employee benefit plans maintained from time to time for senior executives based in the United States. For fiscal year 2020, Mr. Banon's annual salary was $375,000, and he was eligible for an annual target cash incentive payment equal to 60% of his annual base salary.
Pursuant to the employment agreement of Mr. Banon, Mr. Banon may be eligible to receive certain severance payments and benefits. The amount and type of the severance payments and benefits provided under Mr. Banon’s employment agreement, as well as the terms and conditions under which such severance payments and benefits may be provided, are identical in all material respects to the provisions regarding severance payments and benefits provided for in our change in control severance agreements, as described below under the heading “Executive Officer Change in Control and Severance Agreements.”
Employment Letters with Messrs. Moorjani, Kluge and Garrett
We have entered into an employment letter with each of Janesh Moorjani, Kevin Kluge, and W.H. Baird Garrett. The employment letters do not have a specific term and provide that employment is “at-will.” Each of those employment letters provides for annual base salary and the opportunity to earn annual bonus incentive compensation, in the case of Mr. Moorjani. In accordance with the employment letters, the Company may modify salaries and/or incentive compensation opportunities from time to time as it deems necessary.
Executive Officer Change in Control and Severance Agreements
We have entered into change in control and severance agreements with each of Janesh Moorjani, Kevin Kluge, and W.H. Baird Garrett. Additionally, as noted above, we have entered into an employment agreement with Mr. Banon that contains severance provisions that are identical in all material respects to those contained in the change in control and severance agreements. Pursuant to each executive’s severance agreement, if we terminate the employment of the executive other than for “cause” (excluding by reason of the executive’s death or disability) or the executive resigns for “good reason” (as such terms are defined in the executive’s severance agreement), and, within 60 days following the executive’s termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions the executive may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 6 months of the executive’s annual base salary, (ii) a lump sum payment equal to 50% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, and (iii) we will pay the premiums for coverage under “COBRA” for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment.
Pursuant to each executive’s severance agreement, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the executive’s severance agreement), the employment of the executive is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions he may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 12 months of the executive’s annual base salary, (ii) a lump sum payment equal to 100% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, (iii) we will pay the premiums for coverage under COBRA for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment, and (iv) vesting acceleration of 100% of any outstanding equity awards held by the executive on the date of the executive’s termination (in the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels).
In the event any payment to an executive pursuant to the applicable severance agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
Separation and Transition Agreement with Mr. Katz
We entered into a separation and transition agreement with Aaron Katz on February 25, 2020 (the “Separation Agreement”). Under the Separation Agreement, Mr. Katz will receive the following severance payments and benefits as a result of his continued employment with Elasticsearch, Inc. through August 1, 2020 (Mr. Katz would also have been eligible to receive the following severance payments and benefits if his employment was terminated without “cause” (as such term is defined in our standard change in control and severance agreement) prior to August 1, 2020):
•a lump sum cash payment equal to $165,000 (representing six months of his annual base salary);
•a lump sum cash payment in the amount of $148,500 (representing 50% of the annual target incentive bonus for the year of his termination of employment under our Bonus Plan); and
•reimbursement of the COBRA premiums of Mr. Katz and his dependents for up to 12 months following the date he and his dependents suffer a loss of health coverage under our group health plan, subject to his timely electing COBRA continuation coverage.
Pursuant to the Separation Agreement, Mr. Katz’s employment was automatically terminated on August 1, 2020. The Separation Agreement also includes, among other terms, a general release of claims in favor of Elasticsearch, Inc. and its affiliates, continued confidentiality obligations by Mr. Katz and a non-disparagement provision.
Potential Payments Upon Termination or Change in Control
The table below provides information with respect to potential payments and benefits to which our Named Executive Officers would be entitled under the arrangements set forth in, with respect to Mr. Katz, the Separation Agreement, with respect to Messrs. Moorjani, Kluge and Garrett, their change in control and severance agreements and, with respect to Mr. Banon, his employment agreement, assuming their employment was terminated as of April 30, 2020, including in connection with a change in control as of April 30, 2020.

Name	Termination Reason	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)(1)	Continuation of Insurance Coverage ($)(2)	Total ($)
Banon, Shay	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	375,000	225,000	21,880,159	21,532	22,501,691
	Termination Without Cause or Resignation for Good Reason	187,500	112,500	—	21,532	321,532
Janesh Moorjani	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	365,000	219,000	15,641,384	17,524	16,242,908
	Termination Without Cause or Resignation for Good Reason	182,500	109,500	—	17,524	309,524
Aaron Katz	Termination Without Cause in Connection with a Change in Control	165,000	148,500	—	21,532	335,032
	Termination Without Cause	165,000	148,500	—	21,532	335,032
Kevin Kluge	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	430,000	—	14,418,361	17,524	14,865,885
	Termination Without Cause or Resignation for Good Reason	215,000	—	—	17,524	232,524
W.H. Baird Garrett	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	400,000	—	10,942,939	21,532	11,364,471
	Termination Without Cause or Resignation for Good Reason	200,000	—	—	21,532	221,532
(1)The value of accelerated vesting of unvested RSUs is based upon the closing market price of our ordinary shares on April 30, 2020 of $64.14, multiplied by the number of unvested RSUs. The value of accelerated vesting of unvested stock options is based on the difference between the closing market price of our ordinary shares on April 30, 2020 of $64.14, and the exercise price per option multiplied by the number of unvested options.
(2)This is based on the payment of monthly COBRA premiums as of April 30, 2020 for an 12-month period.

Limitation on Liability and Indemnification Matters
Our articles of association provide that we will indemnify our current and former directors against:
(i)the reasonable costs of conducting a defense against claims resulting from an act or omission in performing their duties or in performing other duties we have asked them to fulfil;
(ii)any compensation or financial penalties they owe as a result of an act or omission as referred to under (i) above;
(iii)any amounts they owe under settlements they have reasonably entered into in connection with an act or omission as referred to under (i) above;
(iv)the reasonable costs of other proceedings in which they are involved as a current or former director, except for proceedings in which they are primarily asserting their own claims; and
(v)tax damage due to reimbursements in accordance with the above, to the extent this relates to the indemnified person’s current or former position with us and/or a group company and in each case to the extent permitted by applicable law.
No indemnification shall be given to an indemnified person insofar as:
(i)it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate (opzettelijk), willfully reckless (bewust roekeloos) or seriously culpable. In that case, the indemnified person must immediately repay the sums reimbursed by the Company, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or

(ii)the costs or the capital losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or capital losses; or
(iii)the indemnified person failed to notify the Company as soon as possible of the costs or the capital losses or of the circumstances that could lead to the costs or capital losses.
Our articles of association will not eliminate a director’s duty of care, and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under Dutch law. This provision also will not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
In addition to the indemnification included in our articles of association, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Our directors who are affiliated with venture capital funds also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds (which we refer to as the fund indemnitors). We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions in our articles of association. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

REPORT OF THE COMPENSATION COMMITTEE
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020.
Respectfully submitted by the members of the Compensation Committee:
Peter Fenton (Chair)
Jonathan Chadwick
Alison Gleeson

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2020, except that, due to administrative error: (A) a late Form 4 was filed for each of Messrs. Katz, Kluge and Moorjani on July 3, 2019, with respect to two equity awards granted to each of such executive officers on June 8, 2019 and (B) a Form 5 was filed on June 4, 2020 for Mr. Fenton with respect to a sale of 88,000 ordinary shares on March 4, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements discussed in the section titled “Executive Compensation” and “Board of Directors and Corporate Governance,” the following is a description of each transaction since May 1, 2019 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our ordinary shares, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an investors’ rights agreement which provides, among other things, that certain holders of our ordinary shares have the right to demand that we file a registration statement or request that their shares of our ordinary shares be covered by a registration statement that we are otherwise filing.
Share Option Grants to Executive Officers and Certain Directors
We have granted share options and restricted stock units to our Named Executive Officers and certain of our directors. For a description of these options and restricted stock units, see “Board of Directors and Corporate Governance—Non-Executive Director Compensation” and “Executive Compensation—Outstanding Equity Awards as of Fiscal Year End.”
Offer Letters
We have entered into new employment letters and other arrangements containing compensation, termination and change of control provisions, among others, with our executive officers.
For a description of these arrangements, see “Executive Compensation—Named Executive Officer Employment Letters.”
Indemnification Agreements
Our articles of association provide that we will indemnify our current and former directors. We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify our officers to the fullest extent permitted by Dutch law. See “Executive Compensation—Limitation on Liability and Indemnification Matters.”
Policies and Procedures for Related Party Transactions
We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our ordinary shares and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related party transaction with us without the consent of our Audit Committee, or the board of directors, as the case may be, subject to the exceptions described below.
Our Audit Committee is authorized to review and approve or ratify any related person transactions to the extent these are not material to (i) the Company, (ii) directors or (iii) persons holding at least 10% of the shares in the Company. Related person transactions that are material to (i) the Company, (ii) directors or (iii) persons holding at least 10% of the shares in the Company will be reviewed by the Audit Committee and approved and ratified by our board of directors. The approval or ratification of a related person transaction by the board of directors requires a majority of the votes of the non-executive directors in favor of such proposal.
In approving or rejecting any such proposal, our Audit Committee or board of directors, as the case may be, is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee or board of directors, including whether the transaction is in, and not inconsistent with, the best interests of the Company and its stakeholders, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our board of directors has determined that certain transactions will not require approval, including certain employment arrangements of executive officers; director compensation; transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed $120,000 in any fiscal year; transactions where a related party’s interest arises solely from the ownership of our ordinary shares and all holders of our ordinary shares received the same benefit on a pro rata basis; and transactions available to all employees generally.
We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors, and principal shareholders and their affiliates, are approved by the Audit Committee and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of April 30, 2020 with respect to compensation plans under which our ordinary shares may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	17,627,893	$13.82	12,461,850
Equity compensation plans not approved by security holders(2)	—	—	—
Total	17,627,893	$13.82	12,461,850
(1)This value is calculated based on the exercise price of options outstanding under the 2012 Plan.
(2)Excludes outstanding options to acquire 104,705 ordinary shares as of April 30, 2020 that were assumed in connection with our acquisition of Endgame, Inc. The weighted average exercise price of these outstanding options was $64.78 as of April 30, 2020. In connection with the acquisition of Endgame, Inc., we have only assumed outstanding options, and no further options may be granted under the Endgame, Inc. Amended and Restated 2010 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of August 24, 2020 for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our ordinary shares;
•each of our current Named Executive Officers;
•each of our current directors; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all ordinary shares that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership was based on 86,014,153 ordinary shares outstanding as of August 24, 2020. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all ordinary shares subject to equity awards held by the person that are currently exercisable or exercisable within 60 days of August 24, 2020. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040.

Name of Beneficial Owner	Number of Shares	%
5% Shareholders:
FIL Limited (1)	5,972,274	6.9
FMR LLC (2)	5,341,430	6.2
Executive Officers and Directors:
Shay Banon (3)	9,167,516	10.6
Janesh Moorjani (4)	213,878	*
Aaron Katz (5)	379,152	*
Kevin Kluge (6)	570,295	*
W.H. Baird Garrett (7)	177,166	*
Paul Appleby	—	*
Jonathan Chadwick (8)	183,542	*
Peter Fenton (9)	213,740	*
Alison Gleeson (10)	1,917	*
Caryn Marooney (11)	3,329	*
Chetan Puttagunta	—	*
Steven Schuurman (12)	11,122,000	12.9
Michelangelo Volpi	—	*
All executive officers and directors as a group (13 persons) (13)	22,032,535	25.2
__________________
* Represents less than 1%.
(1)This information is as of December 31, 2019, and based solely on the information provided by FIL Limited (“FIL”) in a Schedule 13G filed with the SEC on February 7, 2020, and reporting ownership as of December 31, 2019 (the “FIL 13G”). Pandanus Partners, L.P. (“Pandanus”) owns shares of FIL voting stock. While the percentage of total voting power represented by these shares of FIL voting stock may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 48.5% of the total votes which may be cast by all holders of FIL voting stock. Pandanus Associates, Inc. (“PAI”) acts as general partner of Pandanus. FIL Limited has sole voting and dispositive power over 5,972,274 ordinary shares. The address of FIL Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda HM19.
(2)This information is as of December 31, 2019, and based upon the information provided by FMR LLC (“FMR”) in a Schedule 13G filed on February 7, 2020, and reporting ownership as of December 31, 2019 (the “FMR 13G”). Based on the FMR 13G, FMR has sole voting power over 601,771 ordinary shares, and sole dispositive power over 5,341,430 ordinary shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”), advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides in the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR is 245 Summer Street, Boston, MA 02210.
(3)Consists of (i) 8,441,691 ordinary shares held of record by Mr. Banon and (ii) 725,825 ordinary shares subject to options exercisable within 60 days of August 24, 2020, all of which will be vested as of such date.
(4)Consists of (i) 9,852 ordinary shares held of record by Mr. Moorjani and (ii) 204,026 ordinary shares subject to options exercisable within 60 days of August 24, 2020, 41,966 of which will be vested as of such date.
(5)Consists of (i) 358,712 ordinary shares held of record by the Aaron & Johonna Katz Living Trust, each of Aaron Katz and Johonna Katz acting as trustee, and (ii) 20,440 ordinary shares subject to options exercisable within 60 days of August 24, 2020, all of which will be vested as of such date. Mr. Katz transitioned from his role as CRO on February 26, 2020, and he separated from the Company on August 1, 2020.
(6)Consists of (i) 526,945 ordinary shares held of record by Mr. Kluge and (ii) 43,350 ordinary shares subject to options exercisable within 60 days of August 24, 2020, all of which will be vested as of such date.
(7)Consists of (i) 60,320 ordinary shares held of record by Mr. Garrett and (ii) 116,846 ordinary shares subject to options exercisable within 60 days of August 24, 2020, all of which will be vested as of such date.
(8)Consists of (i) 181,250 ordinary shares subject to options exercisable within 60 days of August 24, 2020, of which 89,583 will be vested as of such date and (ii) 2,292 ordinary shares issuable upon the vesting of RSUs scheduled to vest within 60 days of August 24, 2020.
(9)Consists of 138,579 ordinary shares owned directly by the Peter Fenton Trust and 75,161 ordinary shares owned directly by the Peter Fenton Revocable Trust, for both of which Mr. Fenton serves as trustee.
(10)Consists of 1,917 ordinary shares issuable upon the vesting of RSUs scheduled to vest within 60 days of August 24, 2020.
(11)Consists of (i) 1,037 shares held of record by Ms. Marooney and (ii) 2,292 ordinary shares issuable upon the vesting of RSUs scheduled to vest within 60 days of August 24, 2020.
(12)Consists of (i) 5,561,000 ordinary shares held of record by CMXI B.V., or CMXI, and (ii) 5,561,000 ordinary shares held of record by IXII B.V., or IXII. Clavis Directievoering B.V. serves as the managing director of CMXI and IXII. Mr. Schuurman, the controlling shareholder of CMXI and IXII, holds sole voting and dispositive power with respect to these ordinary shares.
(13)Consists of (i) 20,734,297 ordinary shares beneficially owned by our executive officers and directors, including the shares held by Mr. Katz, (ii) 1,291,737 ordinary shares subject to options exercisable within 60 days of August 24, 2020, of which 1,038,010 ordinary shares will be vested as of such date, and (iii) 6,501 ordinary shares issuable upon the vesting of RSUs scheduled to vest within 60 days of such date. Mr. Appleby, who joined us in August 2020, is included in the number of executive officers and directors.

FUTURE SHAREHOLDER PROPOSALS
You may submit proposals, including recommendations of director candidates, for consideration at the 2021 Annual Meeting, as follows:
For inclusion in Elastic’s proxy materials—Shareholders are eligible to present proper proposals for inclusion in Elastic’s proxy statement and for consideration at the 2021 Annual Meeting by submitting their proposals in writing to Elastic’s Corporate Secretary in a timely manner. Because Elastic is a Dutch public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and time frames apply if shareholders wish to submit a proposal for consideration by Elastic shareholders at the 2021 Annual Meeting.
Under Dutch law and Elastic’s articles of association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2021 Annual Meeting, the shareholder must fulfill the requirements set forth in Dutch law and Elastic’s articles of association, including satisfying both of the following criteria:
•Elastic must receive the proposed agenda item (supported by reasons) or proposed resolution in writing (excluding e-mail and other forms of electronic communication) no later than 60 days before the date of the 2021 Annual Meeting (which date has not yet been declared by the Company’s board of directors); and
•The number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution must equal at least 3% of Elastic’s issued share capital.
In addition to the above requirements, shareholder proposals must be received by Elastic’s Corporate Secretary no later than April 29, 2021 and must otherwise have complied with the requirements of Rule 14a-8 of the Exchange Act, in order to be included in the proxy statement for the 2021 Annual Meeting.
To be brought at the annual general meeting—In addition, you can find in Elastic’s articles of association an advance notice procedure for shareholders who wish to present certain matters at an annual general meeting of shareholders.
An item requested in writing by one or more shareholders and/or other persons entitled to attend the annual general meeting solely or jointly representing at least the percentage of the issued share capital as required by law shall be included in the notice of the meeting or announced in the same manner, if the Company has received the request, including the reasons, no later than on the day prescribed by law. However, the board of directors has the right not to place proposals from persons mentioned above on the agenda if the board of directors judges them to be evidently not in the interest of the Company.
Complete details regarding all requirements that must be met are found in our articles of association. You can obtain a copy of the relevant articles of association provisions by writing to Elastic’s Corporate Secretary at our principal executive offices at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040 or by accessing Elastic’s filings on the SEC’s website at www.sec.gov. All notices of proposals by shareholders, whether or not requested for inclusion in Elastic’s proxy materials, should be sent to Elastic’s Corporate Secretary at our principal executive offices.

ANNUAL REPORT
A copy of our Annual Report on Form 10-K, excluding exhibits, for fiscal year 2020 accompanies this proxy statement. A printed copy of either document, excluding exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to:
Elastic N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
Attention: Investor Relations
Email: ir@elastic.co

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
Elastic has instituted householding for shareholders of record. Certain brokerage firms may have also instituted householding for beneficial owners of shares of Elastic’s ordinary shares held through brokerage firms. If your household has multiple accounts holding shares of Elastic’s ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual report or this proxy statement. The broker will arrange for delivery of a separate copy of the annual report or this proxy statement promptly upon your request. Elastic shareholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.
These documents are also available, free of charge, through the Investor Relations section of our website, which is located at ir.elastic.co. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

OTHER MATTERS
Elastic knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.
THE BOARD OF DIRECTORS OF ELASTIC N.V.
Mountain View, California
August 27, 2020

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 5:59 AM CEST on October 21, 2020 or 11:59 PM EDT on October 20, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 5:59 AM CEST on October 21, 2020 or 11:59 PM EDT on October 20, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21253-P43158

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELASTIC N.V.

THE ELASTIC N.V. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR IN ITEM 1, "FOR" ITEMS 2, 3, 4, 5 AND 6, AND "ONE YEAR" FOR ITEM 7.

1. Election of the following non-executive directors, each for a term of three (3) years, ending at the close of the annual general meeting of 2023

Nominees:	For	Against	Abstain
1a. Jonathan Chadwick	☐	☐	☐
1b. Michelangelo Volpi	☐	☐	☐
2. Adoption of Dutch Statutory Annual Accounts for fiscal year 2020	☐	☐	☐
3. Grant of full discharge of the Company's executive director from liability with respect to the performance of his duties during fiscal year 2020	☐	☐	☐
4. Grant of full discharge of the Company's non-executive directors from liability with respect to the performance of their duties during fiscal year 2020	☐	☐	☐
5. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2021	☐	☐	☐

	For	Against	Abstain
6. Authorization of the Board of Directors to repurchase shares in the capital of the Company	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
7. Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D21254-P43158

ELASTIC N.V.
Annual General Meeting of Shareholders
October 21, 2020 5:00 PM Central European Summer Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) any civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ELASTIC N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 5:00 PM Central European Summer Time on October 21, 2020, at the Company's offices at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side